UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROGRESS SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 Notice of Annual Meeting & Proxy Statement

Progress Software Corporation
14 Oak Park Drive
Bedford, MA 01730
U.S.A.

LETTER FROM OUR CHAIRMAN

March 27, 2020

To Our Stockholders:
We invite you to attend the 2020 Annual Meeting of Stockholders of Progress Software Corporation (the “Annual Meeting”), which will be held at Progress’s headquarters located at 14 Oak Park Drive, Bedford, Massachusetts 01730,* on May 14, 2020 at 10:00 a.m. Eastern time. Driving directions to the meeting can be found on Progress’s website at http://investors.progress.com/.
The Notice of 2020 Annual Meeting of Stockholders and the attached Proxy Statement contain details regarding admission to the meeting and the business to be conducted at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote in person even if you have previously submitted your proxy.
For those who can’t attend in person, we will provide a live audio webcast of the Annual Meeting accessible on the Progress Investor Relations website at http://investors.progress.com/. We hope this will allow those who cannot attend the meeting in person to hear Progress management discuss the prior year’s results and our goals for the coming year. In addition, you can find a variety of pertinent information about Progress on our Investor Relations website.
On behalf of the Board of Directors, thank you for your continued support. We look forward to meeting many of you at the Annual Meeting.

John R. Egan Chairman of the Board
* Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Progress is taking precautions and planning for the possibility that the Annual Meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the Annual Meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at http://investors.progress.com/. We encourage you to check this website prior to the Annual Meeting if you plan to attend.

LETTER FROM OUR BOARD OF DIRECTORS

March 27, 2020

To Our Stockholders:

Thank you for your investment in Progress. As we distribute this Proxy Statement, the world is facing a global health crisis and volatile market environment with significant unknowns related to COVID-19. It is a fluid and historic situation, and our thoughts are with those affected by the outbreak.  At the same time, we want to underscore our commitment to business continuity while being mindful of the health and safety of our customers, partners, employees and stockholders.
In fiscal year 2019, we continued to advance our key strategic and operational objectives while maintaining our focus on effective corporate governance, including in the area of inclusion and diversity, and sound executive compensation practices.

Strategy
In fiscal 2019, we continued to advance the strategic plan we implemented in 2017. Our budget and operating plan for 2019, as for 2018, reflected our focus on protecting and strengthening our core business and managing our business as efficiently as possible. In 2019, we announced our increased emphasis on mergers and acquisitions as part of our corporate strategy and, in furtherance of that strategy, successfully completed the acquisition of Ipswitch, Inc. in April 2019.

Inclusion & Diversity
We are dedicated to furthering gender diversity across our organization, including at the leadership level, as exemplified by the composition of the Board of Directors and Progress's diverse senior management team. In 2019, Progress welcomed new director Vivian Vitale to the Board of Directors, increasing the number of women on our nine-person board from two to three. Progress also announced the appointments of Jennifer Ortiz to the role of Vice President of Corporate Marketing, in September 2019, and Katie Kulikoski to the role of Chief People Officer, in November 2019. Several of Progress's women leaders were recognized for their efforts in 2019: directors Samskriti King and Angela Tucci were honored as two of the “2019 Most Influential Corporate Board Directors” by WomenInc. magazine, and Loren Jarrett, General Manager of our Developer Tools business, was the recipient of a Silver Stevie® Award for Women in Business.

Executive Compensation
Consistent with our pay-for-performance philosophy, the Compensation Committee emphasized alignment with our long-term business goals in designing our executive compensation programs for 2019. Our executive compensation programs for 2019 reflected management’s continued commitment to the strategic plan we implemented in 2017.

Looking Ahead
For fiscal 2020, the Board looks forward to advancing the company’s strategic plan. We are cognizant of the challenges and uncertainty posed by COVID-19 in achieving company goals, but rest assured, your Board remains diligent and focused on its work.
Thank you for your ongoing support for our vision for the future and we appreciate the opportunity to represent your interests as stockholders.

Your Board of Directors

Table of Contents

Proxy Statement Summary	i
Proxy Statement	1
About the Meeting and Voting	2
Corporate Governance	8
Proposal One: Election of Directors	16
Nominees for Directors	22
The Board of Directors and Committees of the Board	31
Director Compensation	36
Certain Relationships and Related Persons Transactions	39
Proposal Two: Advisory Vote on Compensation of our Named Executive Officers	40
Proposal Three: Ratification of the Selection of Independent Registered Public Accounting Firm	41
Audit Committee Report	43
Our Executive Officers and Key Employees	45
Compensation Discussion and Analysis	48
Compensation Committee Report	78
Summary of Executive Compensation	80
Information About Progress Software Common Stock Ownership	95
Other Matters	99
Proposals of Stockholders for 2021 Annual Meeting	99
Expenses of Solicitation	99
Annex A: Reconciliations of GAAP to Non-GAAP Selected Financial Measures	A-1

PROGRESS SOFTWARE CORPORATION
Notice of Annual Meeting of Stockholders

Date: THURSDAY, MAY 14, 2020 Time: 10:00 AM EST	Progress Software Corporation 14 Oak Park Drive Bedford, MA 01730*

Proposal	Board Recommendation
1. Elect nine directors to serve until the 2021 Annual Meeting	FOR
2. Advisory vote to approve the fiscal 2019 compensation of our named executive officers (say-on-pay vote)	FOR
3. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	FOR
Other matters properly brought before the meeting may also be considered.
Stockholders as of the close of business on March 20, 2020 are entitled to vote.
Please vote your shares before the meeting, even if you plan to attend the meeting.
Your broker will not be able to vote your shares on the election of directors or the say-on-pay vote unless you give your broker specific instructions to do so.
By Order of the Board of Directors,

Stephen H. Faberman
Secretary
Bedford, Massachusetts
March 27, 2020

YOUR VOTE IS IMPORTANT
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

* Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Progress Software Corporation is taking precautions and planning for the possibility that the 2020 Annual Meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the 2020 Annual Meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at http://investors.progress.com/. We encourage you to check this website prior to the 2020 Annual Meeting if you plan to attend.

-i-

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 (the “Annual Report”) and the entire Proxy Statement.

This Proxy Statement and the accompanying proxy card, including an Internet link to our previously filed Annual Report, were first made available to stockholders on or about March 27, 2020.

2020 Annual Meeting of Stockholders

Date and Time Thursday, May 14, 2020 10:00 AM EST Place Progress Software Corporation 14 Oak Park Drive Bedford, MA 01730* Record Date March 20, 2020
Attendance
You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on March 20, 2020, the record date, or hold a valid proxy for the meeting. If you plan to attend the Annual Meeting, you will need to provide photo identification, such as a driver’s license, and proof of ownership of Progress common stock as of March 20, 2020 to be admitted. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

* Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Progress Software Corporation is taking precautions and planning for the possibility that the 2020 Annual Meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the 2020 Annual Meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at http://investors.progress.com/. We encourage you to check this website prior to the 2020 Annual Meeting if you plan to attend.

-i-

Voting Roadmap

Proposal	Board Recommends	Reasons for Recommendation	See Page

1. Election of nine directors	FOR	The Board of Directors and Nominating and Corporate Governance Committee believe the nine Board nominees possess the skills, experience and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	16

2. Advisory vote to approve executive compensation (say-on-pay vote)	FOR	Our executive compensation programs demonstrate our pay-for-performance philosophy, which creates alignment with our stockholders and drives the creation of sustainable long-term stockholder value.	40

3. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	FOR	Based on the Audit Committee’s assessment of Deloitte & Touche’s qualifications and performance, it believes their retention for fiscal year 2020 is in the best interests of the Company.	41

-ii-

Director Nominees
In Proposal One, we are asking you to vote “FOR” each of the director nominees listed below.

Nominee	Age	Director Since	Independent	Other Public Boards	Committee Membership
					AC	CC	NC	M&A

John R. Egan, Chairman of the Board Managing Partner, Carruth Management, LLC	62	2011	Yes	2
Paul T. Dacier General Counsel, Indigo Agriculture, Inc.	62	2017	Yes	1
Rainer Gawlick Advisor, think-cell	52	2017	Yes	1
Yogesh Gupta President and CEO, Progress Software Corporation	59	2016	No	—
Charles F. Kane Adjunct Professor of International Finance, MIT Sloan Graduate Business School of Management	62	2006	Yes	1

Samskriti Y. King CEO, Veracode, Inc.	46	2018	Yes	—
David A. Krall Strategic Advisor, Roku, Inc.	59	2008	Yes	1
Angela T. Tucci Chief Operating Officer, Uplight, Inc.	53	2018	Yes	—
Vivian Vitale Principal, Vivian Vitale Consulting, LLC	66	2019	Yes	1

AC: Audit Committee	Chair	Financial Expert	Member
CC: Compensation Committee
NC: Nominating and Corporate Governance Committee
M&A: Mergers and Acquisitions Committee

-iii-

Corporate Governance Highlights

See the section of this proxy statement entitled “Corporate Governance” for more information.

Director Nominees – The table and graphs below summarize the director nominees’ experience and the qualifications, skills and attributes most relevant to nominate candidates to serve on the Board. The section of the proxy statement entitled “Nominees for Directors” describes our nominees’ experience and backgrounds in more detail.

Number of nominees with relevant experience

Leadership
Our business is complex and ever-evolving. CEOs and individuals with experience leading large business units have proven track records in developing and executing a vision and making executive-level decisions.
9 of 9

Finance and Accounting Individuals with financial expertise are able to identify and understand the relevant financial considerations applicable to us as a global public company.	6 of 9

Technology/Software Industry
Progress offers the leading platform for developing and deploying mission-critical business applications. Those with relevant technology/software experience are better able to understand the opportunities and challenges facing our business.
9 of 9

Go-to-Market/Sales Our business depends on successfully creating awareness of our products and entering new markets as well as executing our sales strategy.	5 of 9

Strategy Development and execution of a strong corporate strategy is critical to sustaining and growing our business.	9 of 9

Product Development
Our business depends on our ability to successfully develop our products and expand our offerings. Experience in product development enhances understanding of the challenges we face and facilitates strategic planning in this area.

3 of 9

Public Company Board Service and Governance
Individuals having experience serving on public company boards better understand the roles and responsibilities of directors and corporate governance best practices.
6 of 9

M&A
A key element of our corporate strategy includes the acquisition of businesses that offer complementary products, services and technologies, augment our revenues and cash flows, and meet our strict financial criteria. M&A experience enhances understanding of the complexities, issues and risks involved with any such acquisitions and their integration.
7 of 9

-iv-

Active and Engaged Board
We have an active and engaged Board that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. The number of Board and committee meetings held in fiscal 2019 is set forth below:

Audit
8
Compensation
6
Board
7
Nominating &
Corporate Governance
2
Mergers &
Acquisition
2

* All directors attended 75% or more

-v-

-vi-

Executive Compensation Philosophy
           The Compensation Committee's philosophy is to tie executive pay to performance to incent the achievement of outstanding returns to our stockholders and to drive the creation of sustainable long-term stockholder value. Consistent with its pay-for-performance philosophy, the Compensation Committee, in designing our executive compensation programs for 2019, emphasized alignment with our long-term business goals.

-vii-

-viii-

Fiscal 2019 in Review

The key tenets of our strategic plan and operating model are as follows:

Our Strategic Plan is Delivering Results... and Enhancing Stockholder Value
In fiscal 2019, we remained solidly on course with the execution of our strategic plan. Our budget and operating plan for 2019, as for 2018, reflected our continued expectations with respect to our core products and our focus on managing our business as efficiently as possible, as well as our emphasis on pursuing accretive acquisitions.
Highlights of our recent operational and financial results include:

•	Exceeded top end of revenue guidance on both a GAAP and non-GAAP basis for fiscal 2019;

•	Acquired Ipswitch, Inc. ("Ipswitch") and realized anticipated synergies ahead of schedule as well as a better-than-expected contribution to revenue;

•	230 bps operating margin expansion in fiscal 2019;

•	Key product releases in our core product lines, including OpenEdge, DCI, Sitefinity, MOVEit and WhatsUp Gold;

•	90%+ renewal rates in fiscal 2019 for OpenEdge, our flagship product;

•	Achieved record cash flows of nearly $130 million in cash from operations generated in fiscal 2019; and

•	Over $50 million of capital returned to stockholders in fiscal 2019, including more than $27 million in dividends.

-ix-

Auditors

Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2019 and November 30, 2018 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2019 ($)	2018 ($)
Audit Fees (1)	1,971,553	1,961,844
Tax Fees (2)	19,805	64,858
Audit-Related Fees (3)	392,700	319,050
All Other Fees	__	__
__________

(1)
Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)
Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

(3)
Represents, for 2019, fees billed for audit services in connection with the acquisition of Ipswitch and implementation review of our new financial systems platform, and for 2018, fees billed for audit services in connection with the implementation of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). In accordance with the policy on Audit Committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm are pre-approved.

-x-

PROGRESS SOFTWARE CORPORATION
14 Oak Park Drive
Bedford, Massachusetts 01730

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the "Board") of Progress Software Corporation ("Progress," the “Company,” "we," "us" or "our") of proxies for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020, at 10:00 a.m., local time, at our principal executive offices located at 14 Oak Park Drive, Bedford, Massachusetts 01730.* We anticipate that this proxy statement and the accompanying proxy will first be mailed to stockholders on or about March 27, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to Be Held on May 14, 2020:

This proxy statement and our 2019 Annual Report on Form 10-K are available at:
http://materials.proxyvote.com/743312

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:
(1)To elect nine directors nominated by our Board of Directors;
(2)To hold an advisory vote on the compensation of our named executive officers;

(3)	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020; and

(4)	To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.
You may obtain directions to the location of the Annual Meeting by visiting our website at http://investors.progress.com/.

* Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Progress is taking precautions and planning for the possibility that the Annual Meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the Annual Meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at http://investors.progress.com/. We encourage you to check this website prior to the Annual Meeting if you plan to attend.

ABOUT THE MEETING AND VOTING

Q:    Who is soliciting my vote?

A:	The Board of Directors of Progress is soliciting your vote at the 2020 Annual Meeting of Stockholders.

Q:    What is the purpose of the Annual Meeting?

A:	You will be voting on the following items of business:

1.	To elect nine directors to serve until the Annual Meeting of Stockholders to be held in 2021;

2.	To hold an advisory vote on the compensation of our named executive officers (say-on-pay vote);

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2020; and

4.	To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of that meeting.

Q:    Who can attend the meeting?

A:
All stockholders as of the close of business on March 20, 2020, the record date, or their duly appointed proxies, may attend the meeting. If you plan to attend the meeting, please note that you will need to bring your proxy card or voting instruction card and valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting.

Please also note that if you hold your shares through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Progress is taking precautions and planning for the possibility that the meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at http://investors.progress.com/. We encourage you to check this website prior to the meeting if you plan to attend.

Q:    Who is entitled to vote at the meeting?

A:
Only stockholders of record at the close of business on March 20, 2020, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 44,769,310 shares of our common stock outstanding on the record date.

If you hold your shares through a broker, bank or other nominee rather than directly in your own name, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:    What are the voting rights of the holders of our common stock?

A:	Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us by completing, signing, dating and returning a proxy card, or to vote in person at the Annual Meeting.

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares. We have sent these proxy materials to your broker or bank. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:    What is a quorum?

A:
A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of at least 22,384,656 shares, which is a simple majority of the 44,769,310 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

If you are a stockholder of record, you must deliver your vote by internet, phone or mail or attend the Annual Meeting in person and vote to be counted in the determination of a quorum.

Abstentions and "broker non-votes” will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum. A "broker non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal because it has not received voting instructions from the beneficial owner and does not have the authority to vote on that matter without instructions. Brokers and other nominees have the discretion to vote on routine matters but not on non-routine matters.

Q:	What is the difference between a routine matter and a non-routine matter?

A:
Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Proposal One, the election of directors, and Proposal Two, the advisory vote on the compensation of our named executive officers (say-on-pay vote). Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that stockholders provide their brokers with voting instructions. Proposal Three, the ratification of the appointment of our independent registered public accounting firm, is a “routine” matter for which your broker does not need your voting instruction to vote your shares.

Q:    How do I vote?

A:
If you are a stockholder of record, you have the option of submitting your proxy card by internet, phone or mail or attending the meeting and delivering the proxy card. The designated proxy will vote per your instructions. You may also attend the meeting and personally vote by ballot.

If you are a beneficial owner of shares, you may direct your broker, bank or nominee as to how to vote your shares using the voting instruction card provided by such broker, bank or nominee. To vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

When you vote, you are giving your “proxy” to the individuals we have designated to vote your shares at the meeting as you direct. If you do not make specific choices, they will vote your shares to:

•	elect the nine individuals nominated by our Board of Directors;

•	approve the advisory vote on the compensation of our named executive officers (say-on-pay vote); and

•	approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2020.

If any matter not listed in the Notice of Meeting is properly presented at the meeting, the proxies will vote your shares in accordance with their best judgment. As of the date of this proxy statement, we know of no matters that need to be acted on at the meeting other than as discussed in this proxy statement.

Q:    How does the Board of Directors recommend that I vote?

A:    The Board recommends that you vote your shares as follows:

•	FOR Proposal One — elect the nine nominees to the Board of Directors.

•	FOR Proposal Two — approve the advisory vote on the compensation of our named executive officers (say-on-pay vote).

•	FOR Proposal Three— approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2020.

Q:    Can I change or revoke my vote?

A:
You may revoke your vote at any time before the proxy is exercised by filing with our Secretary a written notice of revocation or by signing and duly delivering a proxy bearing a later date. At the meeting, you may revoke or change your vote by submitting a proxy to the inspector of elections or voting by ballot. Your attendance at the meeting will not by itself revoke your vote.

Q:    How many votes are required to elect directors (Proposal One)?

A:
The nine nominees receiving the highest number of affirmative votes will be elected (also known as a “plurality” of the votes cast). You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote shares held by the firms in street name for the election of directors absent instructions from beneficial owners. As a result, any uninstructed shares will be treated as broker-non votes. Broker non-votes will have no effect on the results of this vote.

In an uncontested election, if a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, that nominee is required to submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our majority voting policy discussed in more detail on page 11 of this proxy statement.

Q:	How many votes are required to adopt the other proposals (Proposals Two and Three)?

A:
The other proposals will be approved if these proposals receive the affirmative vote of a majority of the shares present or represented and entitled to vote on these proposals. Abstentions will have the same effect as a vote "against" each of Proposals Two and Three. Brokerage firms do not have authority to vote shares held by the firms in street name on Proposal Two (Advisory Vote on Compensation of our Named Executive Officers) absent instructions from beneficial owners. As a result, any uninstructed shares will be treated as a broker non-vote. Those broker non-votes will have no effect on the results of the vote with respect to this Proposal.

Brokerage firms do have authority to vote customers’ uninstructed shares held by the firms in street name on Proposal Three (Ratification of the Selection of Independent Registered Public Accounting Firm). We are not required to obtain the approval of our stockholders to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2020, the Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.

Q:    Who will pay for the cost of this proxy solicitation?

A:
We will pay the cost of preparing, mailing and soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners.

Q:    What is “householding” of proxy materials?

A:
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs. If you would like to have a separate copy of our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by phone at (866) 540-7095. Such additional copies will be delivered promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you now receive more than one copy, and would like to receive only one copy, please submit your request to Broadridge Financial Solutions, Inc. at the address or phone number listed above.

Q:    Who will count the votes and where can I find the voting results?

A:
Broadridge Financial Solutions, Inc. will tabulate the voting results. We will announce the voting results at the Annual Meeting and we will publish the results by filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

CORPORATE GOVERNANCE

Our Corporate Governance Framework

We believe we have in place corporate governance processes and practices that are designed to promote and enhance the long-term interests of our stockholders, solidify board oversight, strengthen management accountability and foster responsible decision-making. We regularly monitor developments in corporate governance and review our processes and practices in light of such developments.
Our Board of Directors has adopted Corporate Governance Guidelines and other corporate governance documents and policies that address the following matters:
• director qualifications;
• director voting policy;
• executive sessions and leadership roles;
• conflicts of interest;
• Board committees;
• director access to officers and employees;
• director orientation and continuing education;
• director and executive officer stock ownership;
• stockholder communications with the Board; and
• performance evaluation of the Board and its committees.

Our Corporate Governance Documents

• Certificate of Incorporation • Amended and Restated Bylaws • Audit Committee Charter • Nominating and Corporate Governance Committee Charter • Compensation Committee Charter	• Code of Conduct and Business Ethics • Finance Code of Ethics • Corporate Governance Guidelines • Stock Option Grant Policy
Our certificate of incorporation and our bylaws are filed with the SEC and are available electronically at www.sec.gov. The other documents listed above can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.

Our Corporate Governance Practices
Our Board is Independent

•
8 of 9 nominees are independent – If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of one employee director (Mr. Gupta, our CEO) and eight non-employee directors (Messrs. Egan, Dacier, Kane and Krall, Dr. Gawlick and Mses. King, Tucci and Vitale).

•
Regular executive sessions of independent directors – Our independent directors meet in executive session without the Chief Executive Officer at every regularly scheduled Board meeting to discuss, among other matters, the performance of the Chief Executive Officer.

•	Committees are independent – Each of the Board’s committees is strictly comprised of independent directors.

•	Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management.

We Have Strong Board Refreshment
We believe it is important to maintain a mix of longer-tenured, experienced directors, who can help to preserve continuity and institutional knowledge, and new directors, who can provide fresh perspectives. In furtherance of this objective, the Board elected Mr. Dacier and Dr. Gawlick in June 2017, Mses. King and Tucci in February 2018 and Ms. Vitale in October 2019. We do not impose director tenure limits, although our Corporate Governance Guidelines do impose a mandatory retirement age of eighty-five. We believe our current Board composition strikes an appropriate balance between directors with deep historical knowledge of the Company and those with a fresh viewpoint.

We Have an Independent Chairman of the Board
We currently have an independent Chairman of the Board (Mr. Egan). We believe the current Board leadership structure serves us and our stockholders well by having a strong independent Chairman of the Board to provide independent leadership of the Board and because it allows our CEO to focus primarily on the Company’s business strategy, operations and corporate vision. This leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management. Board members have complete access to and are encouraged to utilize members of our senior management regularly, and they have the authority to retain independent advisors as they deem necessary. The Board believes this leadership structure affords our company an effective combination of internal and external experience, continuity and independence.

Key responsibilities of the independent Chairman of the Board include:

•	calling meetings of the Board and independent directors;

•	setting the agenda for Board meetings in consultation with the CEO and our Secretary;

•	chairing executive sessions of the independent directors;

•	engaging with stockholders;

•	acting as an advisor to Mr. Gupta on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to interest the Board; and

•	performing other duties specified in the Corporate Governance Guidelines or assigned by the Board.
Our Corporate Governance Guidelines do not require the separation of the roles of Chairman of the Board and Chief Executive Officer, as our Board believes that it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the Company’s needs and Progress’s leadership at a given point in time. We believe that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between those in leadership roles. In prior years, we have had, alternately, an independent Chairman of the Board and a non-independent Chairman of the Board with a Lead Independent Director. Our policy is to have a Lead Independent Director if the Chairman of the Board is not independent.

We Value Diversity
The Board and the Nominating and Corporate Governance Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. We believe that we have assembled a diverse set of directors with the varied backgrounds, experiences and perspectives critical to our long-term success. Presently, more than half of our Board members are diverse in gender, ethnicity or nationality. To help us maintain broad diversity and to continually assess the effectiveness of this diversity policy, our Board of Directors conducts regular self-evaluations. The survey questions include an assessment of whether the composition of the Board is appropriately diverse and possesses the skills and experience consistent with achieving our short and long-term corporate goals.

Stockholder Rights

•	Each of our directors stands for election every year. We do not have a classified or staggered board.

•	We have adopted a majority voting policy for directors, as described below under “Our Majority Voting Policy.”

•	Holders of 40% of outstanding shares can call a special meeting (lowered from 80% in March 2019).

•	We have no stockholders rights plan (“poison pill”) in place.

•	We hold say-on-pay votes annually.

Stock Governance

•	We have robust stock ownership requirements for our directors and officers.

•	Hedging and pledging of stock by our directors and officers is prohibited.

Strong Stockholder Support on Say-On-Pay
We received 97% say-on-pay support at our 2019 Annual Meeting. We believe the vote indicates strong support for our overall executive compensation program, including enhancements made in recent years.

We Proactively Engage with our Stockholders
We actively seek to engage with our stockholders as part of our corporate governance cycle. During the past two years, independent members of our Board and members of senior management spoke to, or sought to engage with, a large cross-section of our stockholders.

Our Majority Voting Policy
Our Corporate Governance Guidelines set forth our majority voting policy for directors, which provides that any nominee for election to the Board in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is to consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to that offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, the Company will disclose that decision and an explanation of such decision in a filing with the SEC or a press release.
If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next Annual Meeting of Stockholders or special meeting in lieu of such Annual Meeting or until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.
Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. At the same time, the policy allows the Board sufficient flexibility to make sound evaluations based on the relevant circumstances and to act in the best interest of the Company and its stockholders in the event of a greater than 50% “withhold” vote against a specific director.

Our Board Evaluates Its Effectiveness
The Board conducts self-evaluations on a regular basis to determine whether it is functioning effectively and whether any changes are necessary to improve its performance. This process is developed and overseen by the Nominating and Corporate Governance Committee and conducted with the help of our external counsel. Among other things, members assess (via discussions with the Chairman of the Board and/or the Chair of the Nominating and Corporate Governance Committee, written questionnaires, or a combination of the two methods) the effectiveness of the Board and its committees, director performance and Board dynamics. The results of these self-evaluations, and action items, if any, are reported to, and discussed by, the Board.

Our Board of Directors Has a Significant Role in Risk Oversight
Our Board of Directors believes that its oversight responsibility with respect to the various risks confronting our company is one of its most important areas of responsibility and provides further checks and balances on our leadership structure. Our Board of Directors views its oversight of risk as an ongoing process that occurs throughout the year while evaluating the strategic direction and actions of our company. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also determining what level of risk is appropriate for the Company. We believe that having an independent Chairman of the Board enhances our Board’s ability to oversee our risks.
In carrying out this critical function, our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management directly by our Board and through its committees. Each committee’s specific area of responsibility as it relates to risk management is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Mergers and Acquisitions Committee

• Financial condition, financial statements and financial reporting process • Internal controls and accounting matters • Cybersecurity matters • Conflict of interest issues	• Overall compensation practices, policies and programs	• Corporate governance practices • Leadership structure of the Board • Director and management succession planning	• Acquisitions and other strategic transactions
Our Board of Directors receives reports from members of senior management on the functional areas for which they are responsible. These reports may include information concerning operational,

financial, sales, competitive, legal and regulatory, strategic and other risks, as well as any related management and mitigation.
A key area of focus for us is our risk mitigation practices around cybersecurity risk. Cybersecurity protection is vital to our organization and our stakeholders, and we are committed to ensuring that our products, data and systems are secure from potential breach. In 2018, we formed a cybersecurity governance team composed of key members of management and IT, data and product security personnel. Management provides regular updates to the Audit Committee on cybersecurity matters, including information about cybersecurity governance processes, the status of projects to strengthen internal cybersecurity and security features of the products and services we provide our customers.
Recently, in light of ongoing global events, the Board has also been heavily focused on the oversight and mitigation of risks related to the coronavirus, or COVID-19.

Our Code of Conduct and Business Ethics
Our Board of Directors has adopted a Code of Conduct and Business Ethics that applies to all officers, directors and employees. Copies of the Code of Conduct and Business Ethics can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.

How to Communicate with Our Board
Our Board of Directors welcomes communications from stockholders. Any stockholder may communicate either with our Board of Directors as a whole, or with any individual director, by sending a written communication addressed to the Board of Directors or to such director at our offices located at 14 Oak Park Drive, Bedford, Massachusetts 01730, or by submitting an email communication to BOD@progress.com. All communications sent to our Board of Directors will be forwarded to the Board of Directors or to the individual director to whom such communication was addressed.

Corporate Social Responsibility
We strive to conduct our business in ways that will have a positive impact on our stockholders, employees, customers, partners and other stakeholders. As an organization, we believe it is incumbent upon us to consider the social and environmental impact of our business activities and create social and corporate value for the benefit of the communities we serve. Important areas of focus for us are issues related to community engagement, inclusion and diversity, employee development and environmental sustainability.

•
Community Engagement – We engage in the global community and encourage our employees to do so as well. In early 2019, we worked to identify areas of philanthropic focus that align closely with who we are and what we do, such as support of education in science, technology, engineering and math (STEM), in order to maximize the impact of our charitable giving. In fiscal 2019, Progress donated over $150,000 globally to many worthy charities. We also formed the Progress Software Mary Székely Scholarship for Women in STEM to support the education of women pursuing fields such as computer science and software engineering.

Our employees also gave generously of their time and talents in 2019 to support the causes most important to them. We encourage employees to volunteer through paid volunteer time and team volunteer events. In recognition of service, on an employee's third anniversary, Progress donates funds to a charity of the employee's choice on the employee's behalf.

•
Inclusion and Diversity – Progress is an inclusive workplace where opportunities to succeed are available to everyone. As a multicultural company serving a global community, we encourage a wide range of views and celebrate our diverse backgrounds. Our unique combination of perspectives inspires innovation, connects us to our customers and positively affects our communities. We seek employees with diverse backgrounds and viewpoints and are committed to creating a culture of innovation and inspiration where employees feel a strong sense of community and collective pride in our success.

In 2018, we launched an inclusion and diversity ("I&D") undertaking focused on fostering a more inclusive environment and diverse workforce by strengthening five key organizational areas: culture and belonging, talent acquisition, leveraging talent, management and leadership and career development.
In 2019, we continued to advance our I&D efforts, by seeking ways to further embed our inclusion and diversity philosophy into our culture, processes and employee experience. In early 2019, we formed an I&D Advisory Committee made up of a diverse group of Progress employees from across the globe tasked with helping us to support the formation and implementation of I&D initiatives. Among its many accomplishments in 2019, the I&D Advisory Committee helped to establish a governance framework for Progress employee resource groups ("ERGs") and supported the formation of our first ERG, Progress for Her.

We have a gender diverse Board of Directors and senior management team. Several of our women leaders were recognized for their accomplishments in 2019, including Samskriti King and Angela Tucci, who were honored as two of the “2019 Most Influential Corporate Board Directors” by WomenInc. magazine, and Loren Jarrett, General Manager of our Developer Tools business, who was the recipient of a Silver Stevie® Award for Women in Business.

•
Employee Development – Another way we advance our commitment to Corporate Social Responsibility is in our commitment to our employees, who are key to our success.  As noted above, we are investing in programs to ensure that we maintain a diverse and inclusive environment.  Furthermore, we invest significant resources to develop our in-house talent and deepen our employees’ skill sets, both to strengthen our company and help further our employees' career goals.  We focus our efforts on recognizing employees, empowering professional growth and development, and investing in health, emotional and financial wellness.  We provide compensation, benefits, and resources to employees that reflect our commitment to being a great place to work. In early 2020 we were recognized for this commitment at our Sofia, Bulgaria office, which was the proud recipient of several Employer Branding Awards, including Employer of the Year.

In 2019, as part of our career conversations program, we trained managers across the globe how to support their employees’ career development through robust, ongoing career conversations. In 2020, we will be providing career conversations training for employees as well so that they can successfully leverage the many tools in place to support them. We also launched a new all-company management development program for managers in fiscal 2019, LEAD | Global Management Development, which attracted more than 70% of all managers for its inaugural run.

•
Environmental Sustainability – Progress works to implement sustainable practices that minimize harm and maximize benefit to the environment, to develop a comprehensive approach to environmental sustainability and to implement strategies and methods that improve the quality of human life. During 2019, we sought to establish a baseline against which future year absolute greenhouse gas emissions will be compared, with an aim to reduce our carbon footprint related to our facilities, vehicle fleet, business travel and data centers.

Our sustainability initiatives include recycling programs and energy and resource conservation programs. Our corporate headquarters in Bedford, Massachusetts has received LEED Gold certification. During fiscal 2018 and 2019, we installed electric vehicle charging stations at each of our Bedford, Sofia and Rotterdam locations.
In March 2020, we published our first Corporate Social Responsibility Report, which highlights our corporate social responsibility efforts during fiscal year 2019.

PROPOSAL ONE: ELECTION OF DIRECTORS
Nominees

Nine individuals have been nominated for election at the Annual Meeting to hold office until the 2021 Annual Meeting. The nominees were evaluated and recommended by the Nominating and Corporate Governance Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see the sections of this proxy statement entitled “Director Nomination Process - Key Board Qualifications, Expertise and Attributes” and “Nominees for Directors.”
Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

Nominee	Age	Director Since	Occupation
John R. Egan, Chairman of the Board	62	2011	Managing Partner, Carruth Management, LLC
Paul T. Dacier	62	2017	General Counsel, Indigo Agriculture, Inc.
Rainer Gawlick	52	2017	Public/Private Company Board Member; Advisor, think-cell
Yogesh Gupta	59	2016	President and CEO, Progress Software Corporation
Charles F. Kane	62	2006	Adjunct Professor of International Finance, MIT Sloan Graduate Business School of Management
Samskriti Y. King	46	2018	CEO, Veracode, Inc.
David A. Krall	59	2008	Strategic Advisor, Roku, Inc.
Angela T. Tucci	53	2018	Chief Operating Officer, Uplight, Inc.
Vivian Vitale	66	2019	Principal, Vivian Vitale Consulting, LLC
Each director elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders or special meeting in lieu of such Annual Meeting or until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. There are no family relationships among any of our executive officers or directors.
Each of the director nominees named in this proxy statement has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. If, before the Annual Meeting, one or more nominees named in this proxy statement should become unable to serve or for good cause will not serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee and our Board of Directors.
The Board of Directors and Nominating and Corporate Governance Committee believe the nine Board nominees possess the skills, experience and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.
Director Nomination Process

Board Membership Criteria
Our Board of Directors has delegated the search for, and recommendation of, director nominees to the Nominating and Corporate Governance Committee. When considering a potential candidate for membership on our Board of Directors, the Nominating and Corporate Governance Committee will consider any criteria it deems appropriate, including, among other things, the background, experience and qualifications of any candidate as well as such candidate’s past or anticipated contributions to our Board of Directors and its committees. At a minimum, each nominee is expected to have:

Highest personal and professional integrity	Demonstrated exceptional ability and judgment	Effectiveness, with the other directors, in collectively serving the long-term interests of our stockholders
In addition, the Nominating and Corporate Governance Committee has established the following minimum requirements:

•	at least five years of business experience;

•	no identified conflicts of interest as a prospective director of our company;

•	no convictions in a criminal proceeding (aside from traffic violations) during the five years prior to the date of selection; and

•	willingness to comply with our Code of Conduct and Business Ethics.
The Board of Directors retains the right to modify these minimum qualifications from time to time, and exceptional candidates who do not meet these criteria may still be considered.
In addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of our Board of Directors, the

Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees such as:

•	direct experience in the software industry or in the markets in which we operate;

•	an understanding of, and experience in, accounting, legal, finance, product, sales and/or marketing matters;

•	experience on other public or private company boards;

•	leadership experience with public companies or other major organizations;

•	M&A experience; and

•
diversity of the Board, considering the business and professional experience, educational background, reputation, and industry expertise across various market segments and technologies relevant to our business, as well as other relevant attributes of the candidates.

The Nominating and Corporate Governance Committee does not assign specific weights to criteria and no criterion is necessarily applicable to all prospective nominees.
In October 2019, we added a new director to our Board, Ms. Vivian Vitale. Among the many factors considered by the Board when assessing Ms. Vitale's experience, qualification, attributes and skills were the skillsets critical to our M&A strategy that she could bring to the Board, having played in an integral role in multiple acquisitions during her career as a human resources executive, as well as the unique and diverse perspectives that she could bring as a female director. With the appointment of Ms. Vitale, the number of female directors on our Board increased to three, following the recent appointments of Samskriti Y. King and Angela Tucci in February of 2018.

Director Nomination Process
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with the other directors and management, using search firms or other advisors, through recommendations submitted by stockholders or through other methods that the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each incumbent director’s overall past service to us, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards.
In the case of a new director candidate, the Nominating and Corporate Governance Committee confirms that the candidate meets the minimum qualifications for a director nominee established by the Nominating and Corporate Governance Committee. The candidate will also be interviewed by the Nominating and Corporate Governance Committee and other Board members.  The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of our Board of

Directors. The same procedures apply to all candidates for director nomination, including candidates submitted by stockholders.
Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board of Directors’ approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to our Board of Directors for appointment to its committees.

Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of our company. Recommendations sent by stockholders must provide the following information:

•	the name and address of record of the stockholder;

•
a representation that the stockholder is a record holder of our common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described above;

•	a description of all arrangements or understandings between the stockholder and the proposed director candidate; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed under SEC rules.
The submission must be accompanied by a written consent of the individual to be named in our proxy statement as standing for election if nominated by our Board of Directors and to serve if elected by the stockholders. Stockholder recommendations of candidates for election as directors at an Annual Meeting of Stockholders must be timely submitted to the Company in accordance with the requirements set forth in the Company's bylaws.

Key Board Qualifications, Expertise and Attributes

The table and graphs below summarize the director nominees’ experience and the qualifications, skills and attributes most relevant to nominate candidates to serve on the Board. Director biographies in the section below entitled “Nominees for Directors” describe each director’s background and relevant experience in more detail.

Number of nominees with relevant experience

Leadership
Our business is complex and ever-evolving. CEOs and individuals with experience leading large business units have proven track records in developing and executing a vision and making executive-level decisions.
9 of 9

Finance and Accounting Individuals with financial expertise are able to identify and understand the relevant financial considerations applicable to us as a global public company.	6 of 9

Technology/Software Industry
Progress offers the leading platform for developing and deploying mission-critical business applications. Those with relevant technology/software experience are better able to understand the opportunities and challenges facing our business.
9 of 9

Go-to-Market/Sales Our business depends on successfully creating awareness of our products and entering new markets as well as executing our sales strategy.	5 of 9

Strategy Development and execution of a strong corporate strategy is critical to sustaining and growing our business.	9 of 9

Product Development
Our business depends on our ability to successfully develop our products and expand our offerings. Experience in product development enhances understanding of the challenges we face and facilitates strategic planning in this area.

3 of 9

Public Company Board Service and Governance
Individuals having experience serving on public company boards better understand the roles and responsibilities of directors and corporate governance best practices.
6 of 9

M&A
A key element of our corporate strategy includes the acquisition of businesses that offer complementary products, services and technologies, augment our revenues and cash flows, and meet our strict financial criteria. M&A experience enhances understanding of the complexities, issues and risks involved with any such acquisitions and their integration.
7 of 9

NOMINEES FOR DIRECTORS

John R. Egan CHAIRMAN OF THE BOARD - Director since September 2011 - Chairman of the Board since December 2012 - Age: 62 - Independent - Current Board Committees: Nominating and Corporate Governance

Leadership	Finance and Accounting	Technology/Software Industry	Go-to-Market/Sales	Strategy	Public Company Board Service and Governance	M&A

Key Attributes

Extensive understanding and expertise in the information technology industry due to his service on other boards of directors combined with his executive leadership roles at EMC.

Broad experience ranging from venture capital investments in early-stage technology companies to extensive sales and marketing experience, to executive leadership and management roles.

Business acumen, substantial operational experience, and expertise in corporate strategy and development and M&A.

Extensive experience serving as a director of publicly-traded companies.

Biography
Mr. Egan is managing partner of Carruth Management, LLC, a Boston-based venture capital fund he founded in October 1998 that specializes in technology and early stage investments. From October 1986 until September 1998, Mr. Egan served in several executive positions with EMC Corporation, a publicly-held global leader in information technology, including Executive Vice President, Products and Offerings, Executive Vice President, Sales and Marketing, Executive Vice President, Operations and Executive Vice President, International Sales.
Other Current Public Company Boards
•
Verint Systems, Inc. (Nasdaq: VRNT), a provider of systems to the internet security market
•
NetScout Systems, Inc. (Nasdaq: NTCT), a network performance management company, where he serves as Lead Director
Other Current Boards
•
Lucidity Lights, Inc.
•
OwnerIQ, Inc.
•
Trilio Data, Inc.
Prior Public Company Boards in Last 5 Years
•
EMC Corporation
•
VMware, Inc.

Paul T. Dacier - Director since June 2017 - Age: 62 - Independent - Current Board Committees: Nominating and Corporate Governance (Chair)

Leadership	Finance and Accounting	Technology/Software Industry	Strategy	Public Company Board Service and Governance	M&A

Biography
Mr. Dacier is currently the General Counsel of Indigo Agriculture, Inc., a Boston-based agricultural technology start-up company that specializes in products designed to maximize crop health and productivity, which he joined in March 2017. Previously, Mr. Dacier was the Chief Legal Officer of EMC Corporation from 1990 until September 2016, when EMC was acquired by Dell Technologies. Mr. Dacier was responsible for the worldwide legal affairs of EMC and its subsidiaries and oversaw the company's internal audit, real estate and facilities organizations, sustainability and government affairs departments.
Other Current Public Company Boards
•
AerCap Holdings NV (NYSE: AER), the world's largest independent commercial aircraft leasing company
Other Current Boards
•
Massachusetts Judicial Nominating Commission
•
Dean's Advisory Board, Boston College Law School
•
Social Law Library
•
New England Legal Foundation
Prior Public Company Boards in Last 5 Years
•
GTY Technology Holdings, Inc.

Rainer Gawlick - Director since June 2017 - Age: 52 - Independent - Current Board Committees: Audit; Mergers and Acquisitions

Leadership	Finance and Accounting	Technology/Software Industry	Go-to-Market/Sales	Strategy	Public Company Board Service and Governance	M&A

Biography
Dr. Gawlick has served as an advisor to think-cell, a software company, since February 2018. Previously, Dr. Gawlick served as President of Perfecto Mobile, Ltd., a leader in mobile testing, from July 2015 until September 2016, and as Executive Vice President of Global Sales at IntraLinks, Inc., a computer software company providing virtual data rooms and other content management services, from April 2012 until July 2015. From August 2008 to April 2012, Dr. Gawlick served as Chief Marketing Officer of Sophos Ltd., a computer security company providing endpoint, network and data protection software. From April 2005 to August 2008, Dr. Gawlick served as Vice President of Worldwide Marketing and Strategy at SolidWorks Corp., a CAD software company. He has also held a variety of executive positions in other technology businesses and was a consultant with McKinsey & Company. Dr. Gawlick holds a Ph.D. in Computer Science from the Massachusetts Institute of Technology.
Other Current Public Company Boards
•
Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production
Other Current Boards
•
ChyronHego Corp.
•
CloudSense
•
Single Digits, Inc.
•
MassHire State Workforce Board
Prior Public Company Boards in Last 5 Years
None

Yogesh Gupta PRESIDENT AND CHIEF EXECUTIVE OFFICER - Director since October 2016 - Age: 59

Leadership	Finance and Accounting	Technology/Software Industry	Go-to-Market/Sales	Strategy	Product Development	M&A

Biography
Mr. Gupta became our President and Chief Executive Officer in October 2016. Prior to that time, Mr. Gupta served as an advisor to various venture capital and private equity firms from October 2015 until September 2016. Prior to that time, Mr. Gupta was President and Chief Executive Officer at Kaseya, Inc., a provider of IT management software solutions, from June 2013 until July 2015, at which time, Mr. Gupta became Chairman of the Board of Directors of Kaseya, a position he held until October 2015. From July 2012 until June 2013, Mr. Gupta served as an advisor to various venture capital and private equity firms in several mergers and acquisitions opportunities. Mr. Gupta was previously President and Chief Executive Officer of FatWire Software from July 2007 until February 2012, prior to the acquisition of FatWire Software by Oracle Corporation. Prior roles held by Mr. Gupta include Chief Technology Officer at CA, Inc., with whom Mr. Gupta held various senior positions.
Other Current Public Company Boards
None
Other Current Boards
•
ServiceAide, Inc.
•
Board of Trustees, Beth Israel Lahey Health
Prior Public Company Boards in Last 5 Years
None

Charles F. Kane - Director since November 2006 - Age: 62 - Independent - Current Board Committees: Audit (Chair); Mergers and Acquisitions

Leadership	Finance and Accounting	Technology/Software Industry	Strategy	Public Company Board Service and Governance	M&A

Biography
Mr. Kane is currently an adjunct professor of International Finance at the MIT Sloan Graduate Business School of Management. Since November 2006, Mr. Kane has also been a Director and Strategic Advisor of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for whom he served as President and Chief Operating Officer from 2008 until 2009. Mr. Kane served as Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as Chief Financial Officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as Chief Financial Officer of RSA Security Inc., a provider of e-security solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From July 2003 until May 2006, he served as Chief Financial Officer of Aspen Technology, Inc. (NYSE: AZPN), a publicly-traded provider of supply chain management software and professional services.
Other Current Public Company Boards
•
RealPage Inc. (Nasdaq: RP), a provider of on-demand software solutions for the rental housing industry
Other Current Boards
•
OwnerIQ, Inc.
•
Octo Telematics S.p.A.
•
Syncsort Incorporated
Prior Public Company Boards in Last 5 Years
•
Carbonite, Inc.
•
Demandware, Inc.

Samskriti (Sam) Y. King - Director since February 2018 - Age: 46 - Independent - Current Board Committees: Audit; Mergers and Acquisitions (Chair)

Leadership	Finance and Accounting	Technology/Software Industry	Go-to-Market/Sales	Strategy	Product Development	M&A

Biography
Ms. King is currently Chief Executive Officer of Veracode, Inc., a leading provider of application security testing, a role she assumed in January 2019 following Veracode's acquisition by Thoma Bravo. Previously, from July 2017 to January 2019, Ms. King served as Senior Vice President and General Manager of Veracode. From August 2015 until July 2017, Ms. King was the Chief Strategy Officer of Veracode. Prior to that time, from April 2012 until July 2015, Ms. King was Executive Vice President, Product Strategy and Corporate Development GM, Mobile at Veracode. Ms. King joined Veracode in November 2006 and also served as Veracode's Senior Vice President, Product Marketing and Vice President, Service Delivery.
Other Current Public Company Boards
None
Prior Public Company Boards in Last 5 Years
None

David A. Krall - Director since February 2008 - Age: 59 - Independent - Current Board Committees: Compensation (Chair)

Leadership	Technology/Software Industry	Strategy	Product Development	Public Company Board Service and Governance

Biography
Mr. Krall has served as a strategic advisor to Roku, Inc. (Nasdaq: ROKU), a leading manufacturer of media players for streaming entertainment, since January 2011. From February 2010 to December 2010, he served as President and Chief Operating Officer of Roku, where he was responsible for managing all functional areas of the company. Prior to that, Mr. Krall spent two years as President and Chief Executive Officer of QSecure, Inc., a privately-held developer of secure credit cards based on micro-electro-mechanical system technology. From 1995 to July 2007, he held a variety of positions of increasing responsibility and scope at Avid Technology, Inc. (Nasdaq: AVID), a publicly-traded leading provider of digital media creation tools for the media and entertainment industry. His tenure at Avid included serving seven years as the company's President and Chief Executive Officer.
Other Current Public Company Boards
•
Harmonic Inc. (Nasdaq: HLIT), a leader in video delivery and cable access virtualization
Other Current Boards
•
Universal Audio, Inc.
•
WeVideo, Inc.
•
Audinate Pty Ltd.
•
Rombauer Vineyards
Prior Public Company Boards in Last 5 Years
•
Quantum Corp.

Angela T. Tucci - Director since February 2018 - Age: 53 - Independent - Current Board Committees: Compensation; Mergers and Acquisitions

Leadership	Technology/Software Industry	Go-to-Market/Sales	Strategy

Biography
Ms. Tucci is currently Chief Operating Officer of Uplight, Inc., a provider of end-to-end technology solutions dedicated to serving the energy ecosystem, a position she has held since January 2020. Since December 2019, she has also served as an advisor to TPG Celegene Aggregation GP, Inc. in connection with its investment in CollabNet/Version One. Previously, Ms. Tucci was Chief Executive Officer of Apto, Inc., from August 2017 to September 2019. Prior to that time, Ms. Tucci was General Manager, Agile Management Business Unit of CA, Inc. from September 2015 until July 2017. Prior to that, Ms. Tucci was Chief Revenue Officer, Office of the CEO of Rally Software Development Corp. from December 2014 until August 2015, when Rally was acquired by CA. Ms. Tucci joined Rally in December 2013 as Chief Marketing Officer. From January 2011 until August 2013, Ms. Tucci was Chief Strategy Officer of Symantec Corporation.
Other Current Public Company Boards
None
Other Current Boards
• Anita Borg Institute
Prior Public Company Boards in Last 5 Years
None

Vivian Vitale - Director since October 2019 - Age: 66 - Independent - Current Board Committees: Compensation

Leadership	Technology/Software Industry	Strategy	Public Company Board Service and Governance	M&A

Biography
Ms. Vitale owns and operates Vivian Vitale Consulting, LLC, a consulting practice assisting organizations in the development of human resources and people management practices, a role she has held since April 2018. From April 2012 until March 2018, she held multiple positions of increasing responsibility at Veracode, Inc., a provider of application security testing. Her tenure at Veracode included serving as Executive Vice President of Human Resources, continuing in her role through Veracode, Inc.’s acquisition by CA Technologies in March 2017. Prior to 2012, Ms. Vitale served as Senior Vice President at Care.com, Inc., an online provider of support services to families. Previously, Ms. Vitale has also held senior leadership roles at RSA Security, Unica Corporation and IBM. Ms. Vitale holds a bachelor’s degree in communications from the University of Connecticut and a master’s degree in corporate and political communication from Fairfield University.
Other Current Public Company Boards
•
NetScout Systems, Inc. (Nasdaq: NTCT), a network performance management company
Other Current Boards
•
Vera3
•
Surprise HR Inc.
Prior Public Company Boards in Last 5 Years
None

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board of Directors

Director Independence
Having an independent Board is a core component of our governance philosophy. Our Corporate Governance Guidelines provide that, as a matter of policy and consistent with applicable laws, rules and regulations, a majority of the Board should be independent.
Based on the review and recommendation of our Nominating and Corporate Governance Committee, our Board has determined that all current directors except Yogesh Gupta (our current President and Chief Executive Officer) are independent within the meaning of the director independence standards of the Nasdaq Stock Market, LLC ("Nasdaq") and the applicable rules of the SEC. In making this determination, we solicited information from each of the directors regarding whether that director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving our company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director’s normal compensation. We considered the responses of the directors, and independently considered the commercial agreements, acquisitions and other material transactions entered by us during 2019, and determined that none of our non-employee directors had a material interest in those transactions.
There are no family relationships between any director, executive officer or director nominee.

Director Attendance
Our Board of Directors met seven times during the fiscal year ended November 30, 2019. During 2019, each director nominee attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served from and after his or her election to the Board. Ms. Vitale was appointed to the Board in October 2019.
In January 2018, the Board of Directors adopted a policy requiring members of our Board of Directors to attend the Annual Meeting of Stockholders. All of the members of our Board of Directors attended the 2019 Annual Meeting of Stockholders.

Committees of the Board of Directors

Our Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance and Mergers and Acquisitions Committees.

Director	Audit	Compensation	Nominating and Corporate Governance	Mergers and Acquisitions
John R. Egan			Member
Paul T. Dacier			Chair
Rainer Gawlick	Member			Member
Yogesh Gupta
Charles F. Kane	Chair			Member
Samskriti (Sam) Y. King	Member			Chair
David A. Krall		Chair
Angela T. Tucci		Member		Member
Vivian Vitale		Member
Number of meetings in fiscal year 2019	8	6	2	2
Audit Committee

The Audit Committee of our Board of Directors during 2019 consisted of Dr. Gawlick, Mr. Kane and Ms. King, with Mr. Kane serving as Chair. The Audit Committee met eight times during 2019.
Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Kane qualifies as an “audit committee financial expert” under the rules of the SEC.
The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities for accounting and financial reporting compliance. The Audit Committee meets with the independent registered public accounting firm with and without our management present.

Audit Committee
In accordance with its charter, the Audit Committee:
• Appoints the independent registered public accounting firm
• Reviews with our independent registered public accounting firm the scope of the audit for the year and the results of the audit when completed
• Reviews the independent registered public accounting firm’s fees for services performed
• Reviews with management various matters related to our internal controls
• Oversees cybersecurity and other risks relevant to our information technology environment

• Reviews with management and the independent registered public accounting firm the annual audited financial statements and the quarterly financial statements, prior to the filing of reports containing those financial statements with the SEC
• Reviews with management our major financial risks and the steps management has taken to monitor and control those risks
• Is responsible for producing the Audit Committee Report included in this proxy statement

Compensation Committee

The Compensation Committee of our Board of Directors during 2019 consisted of Dr. Gawlick, Mr. Krall and Ms. Tucci, with Mr. Krall serving as Chair. In March 2020, Ms. Vitale replaced Dr. Gawlick as a member of the Compensation Committee. The Compensation Committee met six times during 2019. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq.
Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.

Compensation Committee
In accordance with its charter, the Compensation Committee:
• Oversees our overall executive compensation structure, policies and programs
• Administers our equity-based plans
• Reviews and makes recommendations to our Board of Directors regarding the performance of our Chief Executive Officer
• Reviews, and recommends to our Board of Directors for its approval, the compensation of our Chief Executive Officer

• Reviews and determines the compensation of all direct reports of the Chief Executive Officer
• Assists in developing and reviewing succession plans for our senior management, including the Chief Executive Officer
• Reviews and makes recommendations to our Board of Directors regarding the compensation of our directors
• Is responsible for producing the Compensation Committee Report included in this proxy statement

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors during 2019 consisted of Messrs. Egan and Dacier, with Mr. Dacier serving as Chair.
The Nominating and Corporate Governance Committee met two times during 2019. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq.
The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.

Nominating and Corporate Governance Committee
In accordance with its charter, the Nominating and Corporate Governance Committee:
• Is responsible for identifying qualified candidates for election to our Board of Directors and recommending nominees for election as directors at the Annual Meeting
• Assists in determining the composition of our Board of Directors and its committees
• Assists in developing and monitoring a process to assess the effectiveness of our Board of Directors • Assists in developing and implementing our Corporate Governance Guidelines

Mergers and Acquisitions Committee

The Mergers and Acquisitions Committee of our Board of Directors was formed in September 2018 for the purpose of assisting management in the review of acquisition transactions to be brought before the Board, and, during 2019, consisted of Messrs. Egan and Kane and Ms. King, with Ms. King serving as Chair. In March 2020, Dr. Gawlick and Ms. Tucci replaced Mr. Egan on the Mergers and Acquisitions Committee.
The Mergers and Acquisitions Committee met two times during 2019.

DIRECTOR COMPENSATION

Director Compensation Plan—Fiscal 2019

We pay our non-employee directors a mix of cash and equity compensation. Employee directors receive no compensation for their service as directors.
In accordance with the 2019 Director Compensation Plan adopted by the Board, for 2019, our non-employee directors were paid an annual retainer of $250,000. This annual retainer was paid $50,000 in cash and $200,000 in equity, in the form of deferred stock units (“DSUs”). The independent Chairman of the Board was paid an additional cash retainer of $50,000. The cash portions of the annual retainers were paid in June 2019.
Prior to adopting the 2019 Director Compensation Plan, the Compensation Committee received market data from its independent compensation consultant and considered whether any changes in director compensation were required. Based on the market data, the Compensation Committee recommended to the Board no changes to director compensation and the Board adopted this recommendation.
The number of DSUs granted was determined by dividing the equity retainer by the grant date closing price of our common stock as reported by Nasdaq. The DSUs vest in a single installment on the date of the Annual Meeting, subject to continued service on our Board of Directors. DSUs do not convert to shares of common stock until a director terminates service on the Board of Directors or upon a change in control, whichever occurs first.
With respect to service on the committees of our Board of Directors, the following fees were paid:

•	Audit Committee - $25,000 for the Chair and $20,000 for the other members;

•	Compensation Committee - $25,000 for the Chair and $15,000 for the other members;

•	Nominating and Corporate Governance Committee - $12,500 for the Chair and $10,000 for the other members; and

•	Mergers and Acquisitions Committee - $12,500 for the Chair and $10,000 for the other members.
The fees paid for service on the committees were paid in cash in June 2019.
Prior to March 2019, newly elected directors were also entitled to receive an initial director appointment grant of $300,000 of DSUs in connection with his or her appointment to our Board of Directors. In March 2019, the Board of Directors eliminated this initial director appointment grant for future appointees to the Board to remain in line with market practice.

Director Compensation Table—Fiscal 2019

The following table sets forth a summary of the compensation earned by or paid to our non-employee directors for service on our Board in 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards (2)(3) ($)	Option Awards ($)	Total ($)
Paul T. Dacier	62,500	197,808	—	260,308
John R. Egan	120,000	197,808	—	317,808
Rainer Gawlick	85,000	197,808	—	282,808
Charles F. Kane	85,000	197,808	—	282,808
Samskriti Y. King	82,500	197,808	—	280,308
David A. Krall	75,000	197,808	—	272,808
Angela T. Tucci	65,000	197,808	—	262,808
Vivian Vitale	4,167	—	—	4,167
_____________

(1)	Ms. Vitale joined our Board of Directors in October 2019. Fees earned during fiscal 2019 were paid to Ms. Vitale in March 2020.

(2)	The number of outstanding unvested DSUs held by each director as of November 30, 2019 is shown in the table below. No director held stock options.

Name	Unvested DSUs Outstanding at November 30, 2019
Mr. Dacier	9,875
Mr. Egan	4,853
Dr. Gawlick	9,875
Mr. Kane	4,853
Ms. King	10,370
Mr. Krall	4,853
Ms. Tucci	10,370
Ms. Vitale	—

(3)
Represents the fair value of the awards, less the present value of expected dividends, measured at the grant date. The number of units granted to each Director was determined by dividing the grant date value of the award, $200,000, by $41.22, the closing price of our common stock on July 1, 2019.

Stock Ownership Guidelines
Non-employee members of our Board are required to own shares of Progress common stock. The Board of Directors sets and periodically reviews and makes changes to these ownership requirements. In

March 2017, our Board of Directors adopted revised stock retention guidelines for non-employee directors. These guidelines provide for all non-employee directors to hold an amount of our common stock, restricted shares, stock options and/or deferred stock units having a value equal to at least five times the annual cash retainer. Directors have five years to attain this ownership threshold. As of the date of this proxy statement, all non-employee directors had met this ownership threshold, other than Ms. Vitale, who recently joined the Board in October 2019.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the Audit Committee’s charter, which can be found at www.progress.com under the heading "Corporate Governance" located on the “Investor Relations” page, the Audit Committee is responsible for the review and approval of related person transactions. A related person is a director, executive officer, nominee for director or certain stockholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (1) our company and any related person when the amount involved exceeds $120,000, and (2) the related person has a material direct or indirect interest.
We identify transactions for review and approval in accordance with the policies and procedures set forth in our Code of Conduct and Business Ethics, which can be found at www.progress.com under the heading "Corporate Governance" located on the “Investor Relations” page. The Code of Conduct and Business Ethics requires our employees, including our executive officers, to disclose any potential or actual conflicts of interest to his or her manager, our human capital department or our Chief Compliance Officer. This disclosure also applies to potential conflicts involving immediate family members of employees. We require our directors to complete a questionnaire intended to identify any transactions or potential transactions that must be reported per SEC rules and regulations. This questionnaire also requires our directors to promptly notify us of any changes during the year.

Transactions with Related Persons

During fiscal 2019, neither the Company nor its subsidiaries engaged in any transactions or series of similar transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest, nor are any such transactions currently proposed.

PROPOSAL TWO: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the "Summary Compensation Table" and related compensation tables and narrative, which provide detailed information on the 2019 compensation of our named executive officers. We believe our executive compensation programs demonstrate our pay-for-performance philosophy, which creates alignment with our stockholders and drives the creation of sustainable long-term stockholder value.

Required Vote and Board Recommendation

We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and narrative disclosure.”
This say-on-pay vote is advisory only and not binding on the Company, the Compensation Committee or our Board of Directors. Although the vote is advisory, our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.

PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three is to ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending November 30, 2020. Deloitte & Touche LLP was the independent registered public accounting firm for our company for the fiscal year ended November 30, 2019. Based on the Audit Committee’s assessment of Deloitte & Touche’s qualifications and performance, our Board believes Deloitte & Touche’s retention for fiscal year 2020 is in the best interests of the Company.
Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and its stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
We have been advised that a representative of Deloitte & Touche LLP will be present at the Annual Meeting. This representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions presented at the meeting.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2019 and November 30, 2018 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2019	2018
Audit Fees (1)	$1,971,553	$1,961,844
Tax Fees (2)	19,805	64,858
Audit-Related Fees (3)	392,700	319,050
All Other Fees	—	—
__________

(1)
Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)
Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

(3)
Represents, for 2019, fees billed for audit services in connection with the acquisition of Ipswitch, Inc. ("Ipswitch") and implementation review of our new financial systems platform, and for 2018, fees billed for audit services in connection with the implementation of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). In accordance with the policy on Audit Committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm are pre-approved.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Requests for specific services by the independent registered public accounting firm which comply with the auditor services policy are reviewed by our Finance, Tax, and Internal Audit departments. Requests approved internally are aggregated and submitted to the Audit Committee in one of the following ways:

•	Request for approval of services at a meeting of the Audit Committee; or

•	Request for approval of services by the Chairman of the Audit Committee and then the approval by the full committee at the next meeting of the Audit Committee.
The request may be made with respect to either specific services or a type of service for predictable or recurring services.

 Our Board of Directors recommends that you vote FOR the ratification of the selection of independent registered public accounting firm for fiscal year 2020.

AUDIT COMMITTEE REPORT
Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the effectiveness of the Company’s internal control over financial reporting in conjunction with an audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing opinions on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding the internal control over financial reporting and the financial audit process of the Company.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the independent accountant’s independence.
The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended November 30, 2019 with management and Deloitte & Touche LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.
The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with Deloitte & Touche LLP, who is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality of the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
Based on the above-mentioned reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2019 for filing with the Securities and Exchange Commission.
No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
Respectfully submitted by the Audit Committee,
Charles F. Kane, Chairman
Rainer Gawlick
Samskriti Y. King

OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES

On January 31, 2020, Paul Jalbert retired as Chief Financial Officer and was succeeded by Anthony Folger.

The following table sets forth certain information regarding our current executive officers and key employees.

Name	Age	Position
Executive Officers:
John Ainsworth	55	Senior Vice President, Core Products
Stephen Faberman	50	Chief Legal Officer
Anthony Folger	48	Chief Financial Officer
Yogesh Gupta*	59	President and Chief Executive Officer
Loren Jarrett	45	Senior Vice President and General Manager, Developer Tools Business
Katie Kulikoski	43	Chief People Officer
Tony Murphy	49	Chief Information Officer and Chief Information Security Officer
Gary Quinn	59	Senior Vice President, Core Field Organization

Key Employees:
Jennifer Ortiz	44	Vice President, Corporate Marketing
Sundar Subramanian	41	Senior Vice President and General Manager, Incubation Products
* Additional information about Mr. Gupta is provided in “Director Nominees,” above.
Executive Officers
Mr. Ainsworth became Senior Vice President, Core Products in January 2017. Mr. Ainsworth is responsible for the product management, product marketing, technical support and engineering functions for Progress OpenEdge, Progress Corticon, Progress DataDirect Connect, Progress DataDirect Hybrid Data Pipeline, Sitefinity, MOVEit and WhatsUp Gold. Prior to joining our company, Mr. Ainsworth was Senior Vice President, Engineering Services at CA, Inc., a position he assumed in April 2016. Prior to that time, Mr. Ainsworth held various senior positions within CA, Inc., which he joined through acquisition in 1994.
Mr. Faberman became Chief Legal Officer in December 2015. As Chief Legal Officer, Mr. Faberman is responsible for our legal and compliance, risk management, license compliance, facilities and corporate development functions. Prior to becoming Chief Legal Officer, Mr. Faberman was Senior Vice President, General Counsel. Mr. Faberman became General Counsel in December 2012 and a Senior Vice President in January 2014. Prior to that time, from October 2012 to December 2012, Mr. Faberman was Vice President, Acting General Counsel, and from January 2012 to October 2012, Mr. Faberman was Vice President, Deputy General Counsel. Prior roles included Senior Vice President, Corporate Counsel at Heritage Property Investment Trust, Inc. from October 2003 until October 2006, and Partner, Bingham McCutcheon LLP until October 2003.

Mr. Folger became Chief Financial Officer on January 31, 2020. As CFO, Mr. Folger is responsible for our finance and accounting, financial planning, treasury, tax and investor relations functions. Prior to joining our company, Mr. Folger was Chief Financial Officer and Treasurer of Carbonite, Inc., a publicly-held provider of backup, disaster recovery, high availability and workload migration solutions, from January 2013 until Carbonite was acquired by OpenText Corporation in late December 2019. Prior to that time, from June 2006 to December 2012, Mr. Folger held senior leadership positions at Acronis AG, a provider of backup, disaster recovery and secure access solutions, including Chief Financial Officer, from October 2008 to December 2012.
Ms. Jarrett became Senior Vice President and General Manager, Developer Tools Business in June 2019. As General Manager, Ms. Jarrett is responsible for the sales, product management, product marketing, field marketing, technical support and engineering functions for our DevTools product line. Prior to becoming General Manager, Ms. Jarrett served as our Chief Marketing Officer, from January 2017 to June 2019. Before joining our company, Ms. Jarrett was Chief Marketing Officer at Acquia Inc., from 2015 until December 2016. Previously, Ms. Jarrett was Chief Marketing Officer at Kaseya, Inc. from 2013 until 2015, and Vice President, Corporate Charge Card and Loyalty Products at American Express Company, in 2013. Prior to that time, Ms. Jarrett was Vice President, Product Management and Strategy at Oracle Corporation from 2011 until 2012, and Senior Vice President of Marketing and Product Management at FatWire Software from 2007 until its acquisition by Oracle in 2011.
Ms. Kulikoski became Chief People Officer in November 2019. As Chief People Officer, Ms. Kulikoski is responsible for all aspects of our company's global human resources function, including culture development, talent acquisition, retention, change management and process effectiveness. Prior to joining our company, from May 2014 to September 2019, Ms. Kulikoski held a variety of positions of increasing responsibility and scope at Brightcove, Inc. Her tenure at Brightcove included serving as Chief People Officer, from November 2018 to September 2019 and as Senior Executive Vice President, Human Resources, from December 2015 to November 2018. Prior to May 2014, Ms. Kulikoski held leadership positions at Optaros, Inc., Cambridge Interactive Development Corporation and ConnectEDU, Inc.
Mr. Murphy became Chief Information Officer in June 2017 and Chief Information Security Officer in September 2018. As our Chief Information Officer and Chief Information Security Officer, Mr. Murphy is responsible for the development and implementation of our overall technology strategy for all internal systems and business processes and for monitoring and preventing security-related incidents. Prior to joining our company, Mr. Murphy was Vice President of Global IT at Stratus Technologies, Inc., from January 2013 until May 2017. Previously, Mr. Murphy was Director of IT and Business Systems at Acme Packet, Inc. from May 2011 until its acquisition by Oracle Corporation in 2013.
Mr. Quinn became Senior Vice President, Core Field Organization in August 2017. Mr. Quinn is responsible for global field operations for Progress OpenEdge, Progress Corticon, Progress DataDirect Connect, Progress DataDirect Hybrid Data Pipeline, Sitefinity, MOVEit and WhatsUp Gold. Prior to joining our company, Mr. Quinn was President and Chief Executive Officer of FalconStor Software, Inc. Mr. Quinn joined

FalconStor Software in April 2012 as Vice President of Sales and Marketing for North America, and he was named Executive Vice President and Chief Operating Officer (COO) in April 2013, interim CEO in June 2013 and CEO in July 2013. Prior roles included Executive Vice President of Global Partners and International Sales at CA, Inc. until 2006 and Commissioner of Information Technology (CIO) at Suffolk County Department of Information Technology (DoIT) from 2008 until 2012.
Key Employees
Ms. Ortiz became Vice President of Corporate Marketing in October 2019. In this role, Ms. Ortiz is responsible for the development and execution of our corporate marketing programs. Prior to becoming Vice President of Corporate Marketing, Ms. Ortiz held a variety of positions of increasing responsibility and scope at Progress during her fifteen-year tenure with the company.
Mr. Subramanian became Senior Vice President and General Manager, Incubation Products in August 2019. As General Manager, Mr. Subramanian is responsible for driving all facets of our company’s early stage products including sales, demand generation, engineering, product management, product marketing, customer success, support and developer relations for the Kinvey, Kinvey Health Cloud, DataRPM, NativeChat and NativeScript product lines. Prior to joining Progress, Mr. Subramanian was an Executive Director at athenahealth, Inc., from August 2016 to July 2019, and Vice President, Products at Citrus Payment Solutions Pvt. Ltd., from September 2015 to August 2016. Previously, he served as Vice President, SaaS at Kaseya, Inc., from January 2014 to August 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This “Compensation Discussion and Analysis” section describes the elements of our compensation programs for our executive officers. This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors arrives at specific compensation decisions and policies.
We describe below our compensation philosophy, policies, and practices relating to the fiscal year ended November 30, 2019 with respect to the following “named executive officers” (“NEOs”), whose compensation is set forth in the “Summary Compensation Table” and other compensation tables contained in this proxy statement:

•	Yogesh Gupta, our President and Chief Executive Officer;

•	Paul Jalbert, our former Chief Financial Officer, who served during the entirety of fiscal 2019;

•	John Ainsworth, our Senior Vice President, Core Products;

•	Loren Jarrett, our Senior Vice President and General Manager, Developer Tools Business and former Chief Marketing Officer;

•	Gary Quinn, our Senior Vice President, Core Field Organization; and

•	Dmitri Tcherevik, our former Chief Technology Officer.
On January 31, 2020, Mr. Jalbert retired as Chief Financial Officer and Anthony Folger was appointed to succeed Mr. Jalbert as CFO. Because Mr. Jalbert was one of our NEOs for the entire 2019 fiscal year, and because Mr. Folger did not become our Chief Financial Officer until after fiscal 2019, the terms of Mr. Jalbert's compensation, and not Mr. Folger's, are discussed in this “Compensation Discussion and Analysis” section. In addition, although Mr. Tcherevik terminated his employment with us on October 7, 2019, under SEC reporting rules, he meets the criteria of a named executive officer for fiscal 2019 and thus his compensation is discussed in this “Compensation Discussion and Analysis” section.
We present our Compensation Discussion and Analysis in the following sections:

1. Executive Summary. In this section, we discuss our 2019 corporate performance and certain governance aspects of our executive compensation program.	p. 49

2. Executive Compensation Program. In this section, we describe our executive compensation philosophy and process and the material elements of our executive compensation program.	p. 55

3.  2019 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for 2019 and certain actions taken before or after 2019, when doing so enhances the understanding of our executive compensation program.
p. 60

4. Other Executive Compensation Matters. In this section, we describe our other compensation policies and review the accounting and tax treatment of compensation.	p. 76

Executive Summary
Business Overview
Progress offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. We offer powerful tools for easily building adaptive user experiences across any type of device or touchpoint, the flexibility of a cloud-native app dev platform to deliver modern apps, leading data connectivity technology, web content management, business rules, secure file transfer and network monitoring. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications.
Our Strategy
Our strategy is centered around the following key tenets:
Align Resources to Drive Profitability: Our organizational philosophy and our operating principles focus primarily on customer and partner retention and success for our core products and a streamlined operating approach in order to more efficiently drive financial results. We have committed to maintaining 35% operating income margins as part of this operating strategy.
Protect and Strengthen Our Core Business: A key element of our strategy is centered on providing the platform and tools enterprises need to build modern, strategic business applications. Our offerings enable developers to build the most modern applications quickly and easily and include our OpenEdge software, our leading UI development tools, our data connectivity and integration capabilities, our business logic and rules capabilities, our secure file transfer and network management tools and our web content management products.
Acquire Accretive Businesses: We are pursuing acquisitions of businesses within the software infrastructure space, with products that appeal to both IT organizations and individual developers. These acquisitions must meet strict financial criteria, which will enable us to drive significant stockholder returns by providing scale and increased cash flows. In April 2019, in furtherance of our acquisition strategy, we acquired Ipswitch, a provider of award-winning secure data file transfer and network management software, in a transaction that met these strict financial criteria.
A Holistic Capital Allocation Approach: We have adopted a stockholder friendly capital allocation strategy that utilizes dividends and share repurchases to return capital to stockholders. We have targeted to return approximately 25% of our annual cash flows from operations to stockholders in the form of dividends. We also intend to repurchase shares of our stock sufficient to offset dilution from our equity plans.

Our Strategic Plan is Delivering Results... and Enhancing Stockholder Value
In fiscal 2019, we remained solidly on course with the execution of our strategic plan. Our budget and operating plan for 2019, as for 2018, reflected our continued expectations with respect to our core products and our focus on managing our business as efficiently as possible, as well as our emphasis on pursuing accretive acquisitions.
Highlights of our 2019 operational and financial results include:

•	Exceeded top end of revenue guidance on both a GAAP and non-GAAP basis for fiscal 2019;

•	Acquired Ipswitch and realized anticipated synergies ahead of schedule as well as a better-than-expected contribution to revenue;

•	230 bps operating margin expansion in fiscal 2019;

•	Key product releases in our core product lines, including OpenEdge, DCI, Sitefinity, MOVEit and WhatsUp Gold;

•	90%+ renewal rates in fiscal 2019 for OpenEdge, our flagship product;

•	Achieved record cash flows of nearly $130 million in cash from operations generated in fiscal 2019; and

•	Over $50 million of capital returned to stockholders in fiscal 2019, including more than $27 million in dividends.
The table below summarizes our 2019 financial results as compared to fiscal 2018:(1)

(In millions, except percentages and per share amounts)		Fiscal 2019 Actual	Fiscal 2018 Actual
GAAP
	Revenue	$413.3	$379.0
	Income from operations	$40.1	$67.8
	Operating Margin	10%	18%
	Diluted earnings per share	$0.58	$1.08
	Cash from operations	$128.5	$121.4
Non-GAAP
	Revenue	$432.0	$379.4
	Income from operations	$162.3	$134.0
	Operating Margin	38%	35%
	Diluted earnings per share	$2.69	$2.19
	Adjusted free cash flow	$128.9	$120.2
__________

(1) The Company adopted the new accounting standard related to revenue recognition ("ASC 606") effective December 1, 2018, using the full retrospective method. Fiscal 2018 results have been adjusted to reflect the adoption of this standard.
A reconciliation between the GAAP results and non-GAAP measures is located in Annex A at the end of this proxy statement.

GAAP Results vs. Non-GAAP Measures
As disclosed in our press releases regarding annual and quarterly earnings and other communications, we provide financial information using methods in addition to those prescribed by generally accepted accounting principles in the United States (“GAAP”), such as non-GAAP revenue, non-GAAP operating income, non-GAAP earnings per share and adjusted free cash flow.
We believe these non-GAAP financial measures enhance the reader’s overall understanding of our current financial performance and our prospects for the future by providing more transparency for certain financial measures and providing a level of disclosure that helps investors understand how we plan and measure our business. We believe that providing these non-GAAP measures affords investors a view of our operating results that may be more easily compared to our peer companies and enables investors to consider our operating results on both a GAAP and non-GAAP basis during and following the integration period of our acquisitions. Presenting the GAAP measures on their own may not be indicative of our core operating results. Furthermore, management believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to our financial condition and results of operations.
Non-GAAP revenue, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, impairment of acquired intangible assets, stock-based compensation expense, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. Adjusted free cash flow is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.
This non-GAAP information is not in accordance with, or an alternative to, GAAP information and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on our financial results. We provide a reconciliation of non-GAAP adjustments to our GAAP financial results in our earnings releases and we make this information available on our website at www.progress.com within the “Investor Relations” section.
2019 Compensation Highlights
The Compensation Committee’s philosophy is to tie executive pay to company performance, thereby creating alignment with our stockholders and driving the creation of sustainable long-term stockholder value. Our executive compensation programs for 2019 reflected our commitment to the multi-pronged strategy we launched in 2017. As noted above, this strategy consists of four primary objectives: aligning our resources to drive profitability, protecting and strengthening our core business, acquiring accretive businesses and executing on our holistic capital allocation approach.
Our fiscal 2019 budget and operating plan reflected our expectations for limited revenue growth for our core products and prioritized enhancing customer retention. The overarching priority of our fiscal 2019 plan was that we operate our business as efficiently as possible in order to strengthen Progress for the benefit of our stockholders. In addition, our fiscal 2019 plan reflected our focus on growing our business, either organically (through our Kinvey platform) or inorganically (through acquisitions).
As was the case in fiscal 2018, the Compensation Committee utilized a combination of short and long-term compensation programs to advance our strategy.
FISCAL 2019 COMPENSATION STRUCTURE
Our executives’ target compensation for fiscal 2019 consisted of the components described below:
*Reflects average
For fiscal 2019, payouts under our Corporate Bonus Plan were made at 105% of target, based on the Company's performance, which exceeded target levels. The three-year performance period for performance-based stock units ("PSUs") awarded under our 2017 Long-Term Incentive Plan ("LTIP") expired on November 30, 2019. Based on our relative total shareholder return ("TSR") during that period, 77% of the target amount of PSUs awarded were earned, as described further in the section entitled "2019 Executive Compensation Decisions – Equity Compensation – LTIP PSUs" below.
Alignment of CEO Realizable Pay Value and Performance
The Compensation Committee reviews realizable pay value analyses for the executive officers to inform design and award levels for long-term incentive awards. We believe our overall executive compensation program has been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry. When results do not meet our expectations, our named executive officers receive compensation that is below our target levels and may be below market in comparison to our peer group. The table below shows the target and realizable pay for our CEO, Mr. Gupta, for fiscal years 2017 through 2019. The realizable pay values shown below are as of our 2019 fiscal year-end, November 30, 2019. Realizable pay calculations show the potential value of pay as of a specific date; however, the actual pay realized will vary due to performance, vesting provisions and changes in stock price.

	Total Target Compensation ($)(1)	Total Realizable Compensation ($)(2)	Realizable Pay as a Percentage of Target Pay
2017	3,225,000	4,524,633	140%
2018	4,800,000	2,595,633	54%
2019	4,800,000	5,683,703	118%
Average 2017-2019	4,275,000	4,267,867	104%
_____________

(1)
Total Target Compensation is defined as the sum of (a) annual base salary, (b) target bonus, (c) the value of stock options awarded, equal to the number of options granted multiplied by the Black-Scholes value of our stock on the grant date (d) the value of restricted stock units ("RSUs") awarded, equal to the number of RSUs granted multiplied by the closing price of our stock on the grant date and (e) the value of PSUs awarded under our LTIP, equal to the number of PSUs granted multiplied by the closing price of our stock on the grant date.

(2)
Total Realizable Compensation is defined as the sum of (a) annual base salary, (b) actual corporate bonus plan award paid, (c) the “in-the-money” value of stock options as of November 29, 2019 (the last trading day of our fiscal year 2019), (d) the value of RSUs awarded, equal to the number of RSUs granted multiplied by the closing price of our stock on November 29, 2019, which was $42.01 and (e) the value of PSUs awarded, determined by measuring the performance thus far in the performance period and determining the resulting level of assumed payout as of the most recent fiscal year end. With respect to the 2017 LTIP PSUs, the amounts in this column reflect that 77% of the target amount of 2017 PSUs awarded were earned, based on Progress's total shareholder return over the three-year performance period ending November 30, 2019. With respect to each of the 2018 and 2019 LTIP PSUs, we have assumed achievement of both the total shareholder return and the operating income metrics based on company performance thus far in the performance period and determined the resulting level of payout as of November 29, 2019. As a result of our financial performance in fiscal years 2017, 2018 and 2019, Mr. Gupta earned 115%, 62% and 105% of his annual bonus, respectively.

In 2018, we evaluated Mr. Gupta's fiscal 2017 target annual equity compensation against our compensation peer group and determined that, based on market data, Mr. Gupta's target annual equity compensation was below market. Accordingly, for fiscal 2018, Mr. Gupta’s annual equity award was increased to a value of $3,650,000 in order to bring his target equity compensation in line with market data, with 50% of the award in the form of LTIP PSUs, 30% in the form of time-based RSUs and 20% in the form of stock options. For 2019, the amount and mix of Mr. Gupta’s compensation remained unchanged from 2018, including his base salary and annual target bonus, as his compensation was in line with market data.
Response to 2019 Say-on-Pay Vote and the Evolution of our Executive Compensation Programs
We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly seek feedback from our stockholders to better understand their opinions on governance issues, including compensation. The Compensation Committee carefully considers stockholder feedback and the outcome of each vote when reviewing our executive compensation programs each year.
At our 2019 annual stockholders meeting, approximately 97% of the votes cast approved, on an advisory basis, our executive compensation for fiscal year 2018. As shown in the table below, for each of the past three years, we received at least 97% support with respect to the advisory vote on executive compensation.
Recent Executive Compensation Developments
Over the past several years we have made significant changes to our executives’ compensation in response to prior say-on-pay votes and feedback from stockholders, as well as to align with executive compensation best practices. Those changes included:

•
Adopting a long-term incentive compensation plan tied to three-year relative TSR and three-year cumulative non-GAAP operating income (which is subject to a 35% annual operating margin threshold), which metrics are different from those used under our Corporate Bonus Plan;

•	Eliminating performance-based equity tied to one-year performance periods;

•	Revising the allocation of long-term equity grants to 50% performance share units, 30% restricted stock units and 20% stock options;

•	Reducing the cap on the maximum payout that can occur under our Corporate Bonus Plan to 150% of target (from 200%);

•	Adding the requirement under our Corporate Bonus Plan that executive officers will not be eligible for any portion of their target bonus at achievement levels below our public guidance; and

•	Adopting a "clawback" policy and an anti-hedging policy.
The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders' views when making future compensation decisions for our executives.
Compensation Governance

What We Do:	What We Don’t Do:
✓ 70% of annual equity award is performance-based	X No perquisites
✓ Grant performance-based equity awards with performance measures that span three years	X No guaranteed salary increases or non-performance-based bonuses
✓ Utilize different measures for performance equity awards and cash incentives	X No excise tax gross-ups
✓ Maintain stock ownership guidelines to ensure our directors’ and executives’ interests are aligned with those of our stockholders	X No pledging or hedging of company stock by directors or executive officers
✓ Maintain compensation recovery (or “clawback”) policy
✓ Cap the amounts our executives can earn under our annual incentive plans
✓ Compensation Committee retains independent compensation consultant

Executive Compensation Program
Philosophy and Objectives
Our philosophy is to reward executive officers based upon corporate performance, as well as to provide long-term incentives for the achievement of financial and strategic goals. We use a combination of cash compensation, composed of base salary and an annual cash bonus program, long-term equity incentive compensation programs, and a broad-based benefits program to create a competitive compensation package for our executive management team. We tie the payment of cash and long-term equity incentive compensation to executive officers exclusively to the achievement of financial objectives.
The Compensation Committee uses the following principles to guide its decisions regarding the compensation of our executive officers:

Pay for Performance:
Total compensation should reflect a “pay-for-performance” philosophy in which more than 50% of each executive officer’s compensation is tied to the achievement of company financial objectives. Cash compensation for our executive officers is weighted toward short-term incentive bonus awards tied to company financial objectives that are difficult to attain and require achievement closely linked to our annual operating plan and budget and publicly-announced expectations. Long-term incentive awards, namely PSUs and stock options, also ensure pay and performance alignment over the long term.

Alignment with Stockholders’ Interests:	Total compensation levels should include long-term performance-based equity awards to align executive officer and stockholder interests.

Internal Parity:
To the extent practicable, base salaries and short- and long-term incentive targets for similarly-situated executive officers should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

External Competitiveness:
Total compensation should be competitive with peer companies so that we can attract and retain high performing key executive talent. To achieve this goal within market ranges, our Compensation Committee annually reviews the compensation practices of other companies in our peer group, as discussed in the “Peer Group” section below.

Compensation Review Process
Role of Compensation Committee
Toward the end of each fiscal year, the Compensation Committee begins the process of reviewing executive officer compensation for the next fiscal year. The Compensation Committee is provided with reports from its independent compensation consultant comparing our executive compensation and equity granting practices relative to the market and to our peer group. The Compensation Committee reviews recommendations from management on the current fiscal year annual and long-term incentive compensation programs. The Compensation Committee then reviews and approves any changes to executive officers’ total target cash compensation and long-term equity incentive compensation. The Compensation Committee reviews all recommendations considering our compensation philosophy and seeks input from its independent compensation consultant prior to making any final decisions.
Role of Chief Executive Officer
Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to compensation for his direct reports (including our other named executive officers). In making these recommendations, the factors considered include market data, tenure, individual performance, responsibilities, and experience levels of the executives, as well as the compensation of the executives relative to one another.
These initial CEO recommendations are discussed with the Chairman of the Compensation Committee and presented at Compensation Committee meetings. The Total Rewards group within our Human Capital Department and individuals within our Finance and Legal Departments support the Compensation Committee in the performance of its responsibilities. During 2019, our Chief Financial Officer, Chief Legal Officer and Chief Talent Officer attended the Compensation Committee meetings to provide perspectives on the competitive landscape, the needs of the business, information about our financial performance and relevant legal and regulatory developments.
The Compensation Committee meets in executive session (without management) with its independent compensation consultant to deliberate on executive compensation matters. None of our executive officers participate in the Compensation Committee’s deliberations or decisions regarding their own compensation.
Role of Compensation Consultant
Our Compensation Committee again retained Pay Governance to advise it on matters related to executive compensation for 2019.
Other than providing limited guidance regarding our broad-based equity plan design for all employees, which was approved by the Compensation Committee, Pay Governance did not provide any services for management in 2019. Pay Governance consulted with our management when requested by the Compensation Committee and only as necessary to obtain relevant compensation and performance data for the executives as well as essential business information so that it could effectively support the Compensation Committee with appropriate competitive market information and relevant analyses.
During 2019, Pay Governance provided a range of services to the Compensation Committee to support the Compensation Committee’s agenda and obligations under its charter, including providing advice relating to the impact of regulatory updates, industry trends and peer group compensation data, advice on the structure and competitiveness of our compensation programs, advice on the consistency of our programs with our executive compensation philosophy and advice on director compensation. Representatives of Pay Governance also attended Compensation Committee meetings.
The Compensation Committee assessed the independence of Pay Governance and determined that Pay Governance is independent of our company and has no relationships that could create a conflict of interest with us. As part of its assessment, the Compensation Committee considered the fact that Pay Governance did not provide any other services to us and consults with our management only as necessary to provide the services described above.
Peer Group
To assist the Compensation Committee in making decisions on total compensation for executives and company-wide equity grants, the Compensation Committee utilizes peer and industry group data and analyses. Each year, as necessary, the Compensation Committee reviews with its independent compensation consultant the list of peer companies as points of comparison to ensure that comparisons are meaningful.
For 2019, Pay Governance provided recommendations on the composition of our peer group. Based on the facts described in the table below and management’s input, for 2019, Pay Governance recommended, and the Compensation Committee approved, the following peer group:

General Description	Criteria Considered	Peer Group List

Software and high technology companies which operate in similar or related businesses and with which Progress competes for talent	Publicly-traded and based in U.S. Revenues-0.5x to 2.5x of Progress Market Cap-0.2x to 3.0x of Progress Other (e.g., recent financial performance, business model, proxy advisor peers)
Appian Corporation
Aspen Technology, Inc.
Avid Technology, Inc.
Bottomline Technologies, Inc.
Carbon Black, Inc.*
Carbonite, Inc.*
CommVault Systems, Inc.
Everbridge, Inc.*
HubSpot Inc.
LogMeIn, Inc.*
Manhattan Associates, Inc.
MicroStrategy, Incorporated
MongoDB, Inc.
 OneSpan Inc. (f/k/a VASCO Data Security International, Inc.)
Pegasystems, Inc.
Rapid7, Inc.
Synchronoss Technologies, Inc.
Tableau Software, Inc.
TiVo Corporation

*Added for 2019

For 2019, the Compensation Committee replaced four peer companies utilized in 2018 with four new additions as shown in the table above. Two of the replaced companies (BroadSoft, Inc. and Gigamon Inc.) were recently acquired. The Compensation Committee replaced PTC Inc. because its market cap and revenues had exceeded our criteria. The Ultimate Software Group, Inc. was replaced because its market cap had exceeded our criteria.
Pay Governance then prepared a compensation analysis based on survey data and data gathered from publicly available information for our peer group companies. Pay Governance separately analyzed and advised the Compensation Committee regarding the pay practices of companies engaged in an inorganic growth strategy similar to ours.
Survey Data
The executive compensation analysis prepared by Pay Governance also included data from Radford’s 2018 Global Technology Survey for companies with revenues between $200 million and $500 million. The Compensation Committee used this data to compare the current compensation of our named executive officers to the peer group and to determine the relative market value for each position, based on direct, quantitative comparisons of pay levels. The survey data was used when there was a lack of public peer data for an executive’s position and to obtain a general market understanding of current compensation practices.
Competitive Positioning
The fiscal 2019 target total direct compensation for our named executive officers was set by the Compensation Committee based predominantly on competitive pay practices, as reflected in the peer group and survey data. The Compensation Committee reviews market data at the 25th, 50th, and 75th percentile and, for 2019, sought to target total direct compensation for the named executive officers as a group at the 50th percentile of our peer group in setting our executive compensation programs. Additional adjustments were considered based on individual importance to our company, anticipated future contributions, internal pay equity, and historical pay levels, as well as the level of an executive officer’s unvested equity awards and incentives.
Components of Executive Officer Compensation
Compensation for our named executive officers currently consists of three primary components that are designed to reward performance in a simple and straightforward manner: base salaries, annual cash bonuses, and long-term equity awards. The purpose and key characteristics of each of these components and how each element accomplishes the goals and objectives of our overall program are summarized below.

Compensation Element	Objective	Key Features

Cash Compensation	To attract, motivate and reward executives whose knowledge, skills, and performance are critical to our success

• Base Salary	To secure and retain services of key executive talent by providing a fixed level of cash compensation for performing essential elements of position	Adjustments may be made to reflect market conditions for a position, changes in the status or duties associated with a position, individual performance or internal pay equity

• Annual Cash Bonus	To encourage and reward annual corporate performance that enhances short and long-term stockholder value	Cash bonuses are based on percentage of base salary, with actual awards based exclusively on attainment of objective corporate financial goals

Equity Compensation	To align executives’ interests with those of stockholders

• PSUs under the Long-Term Incentive Plan	To align interests of management with those of our stockholders with the goal of creating long-term growth and value
Three-year performance period

Performance metrics utilized are:

•    50% operating income (subject to 35% annual operating margin threshold)

•    50% relative TSR in comparison to the S&P Software and Services Select Industry Index

• Restricted Stock Units	To retain executive talent	Service-based vesting over three-year period

Compensation Element	Objective	Key Features

• Stock Options	To align interests of management with those of our stockholders with the goal of creating long-term growth and value	Service-based vesting over four-year period Exercise price equal to fair market value on date of grant

Other Compensation	To provide benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers
Indirect compensation element consisting of programs such as medical, dental, and vision insurance, a 401(k) plan with up to a 3% matching contribution, an employee stock purchase plan program, and other plans and programs generally made available to employees

Severance and Change in Control Benefits
To serve our retention and motivational objectives helping our named executive officers maintain continued focus, dedication to their responsibilities and objectivity to maximize stockholder value, including in the event of a transaction that could result in a change in control of our company; particularly important in a time of increased consolidation in our industry and increased competition for executive talent

Provides protection in the event of an involuntary termination of employment under specified circumstances, including following a change in control of our company as described below under “Executive Compensation-Severance and Change in Control Agreements” and "Estimate of Severance and Change in Control Benefits."

2019 Executive Compensation Decisions
2019 Program Design
Consistent with its pay-for-performance philosophy, the Compensation Committee emphasized alignment with our long-term business goals in designing our executive compensation programs for 2019. Our executive compensation programs for 2019 were designed to reflect our continued commitment to the strategic and operating plan we launched in 2017. As noted above, our strategy consists of the following primary objectives--aligning our resources to drive profitability, protecting and strengthening our core business, acquiring accretive businesses and executing on our holistic capital allocation approach. Our fiscal 2019 budget and operating plan reflected our expectations for limited growth for our core products and prioritized customer retention. The overarching priority of our fiscal 2019 plan was that we operate our business as efficiently as possible to strengthen Progress for the benefit of our stockholders. In addition, our fiscal 2019 plan reflected our focus on growing our business, either organically (through our Kinvey platform) or inorganically (through acquisitions).

The chart below summarizes the key attributes of each pay element for fiscal 2019.

Element	Key Attributes

Base salary
Aligns with scope and complexity of role and prevailing market conditions; salary levels are generally at market median

For fiscal 2019, the Compensation Committee made only modest increases to the base salaries of certain of the named executive officers. Such changes were in line with market data.

Annual Cash Bonus
100% financial/formulaic

FY19 metrics

• Total non-GAAP revenue (35%)
• Total non-GAAP operating income (35%)
• Kinvey new bookings (10%)
• Total adjusted free cash flow (20%)

Thresholds set at 98% of total revenue target, 50% of Kinvey bookings target, 92% of operating income target and 96% of adjusted free cash flow target under our annual budget

Payouts under the annual cash bonuses capped at 150% of target amounts

For fiscal 2019, the Compensation Committee did not make any changes to the annual cash bonus targets of any of the named executive officers, other than Mr. Quinn's target, which was increased from 75% to 90% of his base salary in order to bring his cash bonus target in line with market data.

Restricted Stock Units	Vests over three years to support retention 30% of annual equity award

Stock options	Vests over four years to support retention and align with our stockholders’ interests 20% of annual equity award

LTIP PSUs
Three-year performance period

Performance metrics utilized are 50% operating income (subject to 35% annual operating margin threshold) and 50% relative TSR in comparison to the S&P Software and Services Select Industry Index

50% of annual equity award

For fiscal 2019, the Compensation Committee increased the target equity award for Mr. Tcherevik, our former Chief Technology Officer, to bring his equity compensation closer to market. Equity awards for other named executive officers were identical to fiscal 2018 annual equity awards.

Pay Mix
In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally weight target compensation more heavily toward performance-based compensation, both cash and equity. The percentage of performance-based compensation for our executive officers and other employees increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation mix with the practices of our peer group when possible and to the extent consistent with our compensation strategy and business plan.

As shown in the charts below, the total direct compensation mix for Mr. Gupta and our other named executive officers in fiscal 2019 was consistent with our peer group.

* “Other NEOs” reflects average of NEO salaries, excluding CFO

These allocations reflect our belief that a significant portion of our named executive officers’ compensation should be performance-based and therefore “at risk” based on company performance, as well as subject to service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks and our actual performance can deviate from the target goals, the amount of compensation earned will differ from the target allocations.
Individual Considerations
Below is a summary of the fiscal 2019 compensation decisions and, where applicable, changes for each named executive officer from fiscal 2018.
Yogesh Gupta, Chief Executive Officer (1)

	2018 Target Pay ($)		2019 Target Pay ($)
Target Annual Cash Compensation	1,150,000		1,150,000	(6)
Base Salary	575,000		575,000
Target Bonus	575,000	(2)	575,000	(7)
Target Annual Equity Compensation	3,650,000		3,650,000	(8)
Target Annual RSUs	1,095,000	(3)	1,095,000	(9)
Target Annual Stock Options	730,000	(4)	730,000	(10)
Target LTIP PSUs	1,825,000	(5)	1,825,000	(11)
Total Target Annual Compensation	4,800,000		4,800,000
_____________

(1)	Mr. Gupta became our Chief Executive Officer in October 2016.

(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Gupta earned 62% of his fiscal 2018 target bonus.

(3)	RSUs vest in equal installments every six months over three years beginning on October 1, 2018.
(4) Stock options vest in equal installments every six months over four years beginning on October 1, 2018.
(5) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
(6) We evaluated Mr. Gupta's fiscal 2018 target annual cash compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Gupta's target annual cash compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2019.
(7) Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Gupta earned 105% of his fiscal 2019 target bonus.
(8) We evaluated Mr. Gupta's fiscal 2018 target annual equity compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Gupta's target annual equity compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2019.
(9) RSUs vest in equal installments every six months over three years beginning October 1, 2019.
(10) Stock options vest in equal installments every six months every four years beginning on October 1, 2019.
(11) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative shareholder return and operating income performance measures as further described in this proxy statement.

Paul Jalbert, Chief Financial Officer (1)

	2018 Target Pay ($)		2019 Target Pay ($)
Target Annual Cash Compensation	600,000		624,000	(6)
Base Salary	375,000		390,000
Target Bonus	225,000	(2)	234,000	(7)
Target Annual Equity Compensation	1,330,000		1,330,000	(8)
Target Annual RSUs	399,000	(3)	399,000	(9)
Target Annual Stock Options	266,000	(4)	266,000	(10)
Target LTIP PSUs	665,000	(5)	665,000	(11)
Total Target Annual Compensation	1,930,000		1,954,000
_____________
(1) Mr. Jalbert was promoted to Chief Financial Officer in March 2017. Prior to that time, he served as our Vice President, Chief Accounting Officer. On January 31, 2020, Mr. Jalbert retired from his position as Chief Financial Officer, and was succeeded by Mr. Folger. Mr. Jalbert will remain with the Company until April 2, 2020 in order to assist Mr. Folger in the transition.

(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Jalbert earned 62% of his fiscal 2018 target bonus.
(3) RSUs vest in equal installments every six months over three years beginning on October 1, 2018. During the period beginning February 1, 2020 and ending April 2, 2020, Mr. Jalbert’s unvested RSUs will continue to vest in accordance with the terms and conditions of such awards. Additionally, all unvested RSUs held by Mr. Jalbert that would otherwise vest on October 1, 2020 will accelerate and become fully exercisable on April 2, 2020. Due to Mr. Jalbert's retirement, no other RSUs (except those described above) will vest or be accelerated.
(4) Stock options vest in equal installments every six months over four years beginning on October 1, 2018. During the period beginning February 1, 2020 and ending April 2, 2020, Mr. Jalbert’s unvested stock options will continue to vest in accordance with the terms and conditions of such awards. Additionally, all unvested stock options held by Mr. Jalbert that would otherwise vest on October 1, 2020 will accelerate and become fully exercisable on April 2, 2020. Due to Mr. Jalbert's retirement, no other stock options (except those described above) will vest or be accelerated.
(5) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement. Upon Mr. Jalbert's termination of employment on April 2, 2020, these PSUs will be cancelled.
(6) We evaluated Mr. Jalbert’s fiscal 2018 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Jalbert’s base salary should be increased from $375,000 to $390,000, which remains in line with the market data positioning sought by the Compensation Committee. Mr. Jalbert's 2019 cash bonus target remained at the same percentage as his target opportunity in 2018.
(7) Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Jalbert earned 105% of his fiscal 2019 target bonus.
(8) We evaluated Mr. Jalbert's fiscal 2018 target annual equity compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Jalbert's target annual equity compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2019.
(9) RSUs vest in equal installments every six months over three years beginning October 1, 2019. During the period beginning February 1, 2020 and ending April 2, 2020, Mr. Jalbert’s unvested RSUs will continue to vest in accordance with the terms and conditions of such awards. Additionally, all unvested RSUs held by Mr. Jalbert that would otherwise vest on October 1,

2020 will accelerate and become fully exercisable on April 2, 2020. Due to Mr. Jalbert's retirement, no other RSUs (except those described above) will vest or be accelerated.
(10) Stock options vest in equal installments every six months every four years beginning on October 1, 2019. During the period beginning February 1, 2020 and ending April 2, 2020, Mr. Jalbert’s unvested stock options will continue to vest in accordance with the terms and conditions of such awards. Additionally, all unvested stock options held by Mr. Jalbert that would otherwise vest on October 1, 2020 will accelerate and become fully exercisable on April 2, 2020. Due to Mr. Jalbert's retirement, no other stock options (except those described above) will vest or be accelerated.
(11) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative shareholder return and operating income performance measures as further described in this proxy statement. Upon Mr. Jalbert's termination of employment on April 2, 2020, these PSUs will be cancelled.
John Ainsworth, Senior Vice President, Core Products (1)

	2018 Target Pay ($)		2019 Target Pay ($)
Target Annual Cash Compensation	502,500		517,500	(7)
Base Salary	335,000		345,000
Target Bonus	167,500	(2)	172,500	(8)
Target Annual Equity Compensation	700,000		700,000	(9)
Target Annual RSUs	210,000	(3)	210,000	(10)
Target Annual Stock Options	140,000	(4)	140,000	(11)
Target LTIP PSUs	350,000	(5)	350,000	(12)
Total Target Annual Compensation	1,202,500	(6)	1,217,500
_____________

(1)	Mr. Ainsworth became our Senior Vice President, Core Products in January 2017.

(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Ainsworth earned 62% of his fiscal 2018 target bonus.
(3) RSUs vest in equal installments every six months over three years beginning on October 1, 2018.
(4) Stock options vest in equal installments every six months over four years beginning on October 1, 2018.
(5) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
(6) Total Target Annual Compensation amount shown for 2018 does not include the $200,000 special, one-time RSU grant awarded to Mr. Ainsworth in October 2018, one-third of which vested on October 1, 2019, and the remainder of which vests in four equal semiannual installments beginning April 1, 2020.
(7) We evaluated Mr. Ainsworth’s fiscal 2018 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Ainsworth's base salary should be increased from $335,000 to $345,000, which remains in line with the market data positioning sought by the Compensation Committee. Mr. Ainsworth's 2019 cash bonus target remained at the same percentage as his target opportunity in 2018.
(8) Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Ainsworth earned 105% of his fiscal 2019 target bonus.
(9) We evaluated Mr. Ainsworth’s fiscal 2018 target annual equity compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Ainsworth’s target annual equity compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2019.

(10) RSUs vest in equal installments every six months over three years beginning on October 1, 2019.
(11) Stock options vest in equal installments every six months over four years beginning on October 1, 2019.
(12) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
Loren Jarrett, Senior Vice President and General Manager, Developer Tools Business and former Chief Marketing Officer (1)

	2018 Target Pay ($)		2019 Target Pay ($)
Target Annual Cash Compensation	502,500		517,500	(7)
Base Salary	335,000		345,000
Target Bonus	167,500	(2)	172,500	(8)
Target Annual Equity Compensation	700,000		700,000	(9)
Target Annual RSUs	210,000	(3)	210,000	(10)
Target Annual Stock Options	140,000	(4)	140,000	(11)
Target LTIP PSUs	350,000	(5)	350,000	(12)
Total Target Annual Compensation	1,202,500	(6)	1,217,500
_____________

(1)
Ms. Jarrett joined Progress as our Chief Marketing Officer in January 2017. She became SVP, General Manager of our Developer Tools business in June 2019. Ms. Jarrett's compensation did not change in connection with her role change.

(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Ms. Jarrett earned 62% of her fiscal 2018 target bonus.

(3)	RSUs vest in equal installments every six months over three years beginning on October 1, 2018.
(4) Stock options vest in equal installments every six months over four years beginning on October 1, 2018.
(5) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.

(6)
Total Target Annual Compensation amount shown for 2018 does not include the $200,000 special, one-time RSU grant awarded to Ms. Jarrett in October 2018, one-third of which vested on October 1, 2019, and the remainder of which vests in four equal semiannual installments beginning April 1, 2020.

(7) We evaluated Ms. Jarrett’s fiscal 2018 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Ms. Jarrett's base salary should be increased from $335,000 to $345,000, which remains in line with the market data positioning sought by the Compensation Committee. Ms. Jarrett's 2019 cash bonus target remained at the same percentage as her target opportunity in 2018.
(8) Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Ms. Jarrett earned 105% of her fiscal 2019 target bonus.
(9) We evaluated Ms. Jarrett’s fiscal 2018 target annual equity compensation against our compensation peer group to determine whether any changes should be made. We determined that Ms. Jarrett’s target annual equity compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2019.
(10) RSUs vest in equal installments every six months over three years beginning on October 1, 2019.
(11) Stock options vest in equal installments every six months over four years beginning on October 1, 2019.
(12) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.

Gary Quinn, Senior Vice President, Core Field Organization (1)

	2018 Target Pay ($)		2019 Target Pay ($)
Target Annual Cash Compensation	568,750		619,000	(7)
Base Salary	325,000		325,000
Target Bonus	243,750	(2)	294,000	(8)
Target Annual Equity Compensation	700,000		700,000	(9)
Target Annual RSUs	210,000	(3)	210,000	(10)
Target Annual Stock Options	140,000	(4)	140,000	(11)
Target LTIP PSUs	350,000	(5)	350,000	(12)
Total Target Annual Compensation	1,268,750	(6)	1,319,000
_____________

(1)	Mr. Quinn became our Senior Vice President, Core Field Organization in August 2017.
(2) Mr. Quinn’s target bonus of $243,750 is composed of two parts. Two-thirds of this target is tied to performance under the Corporate Bonus Plan and one-third is tied to financial objectives with respect to the products for which he is the sales leader. Based on company performance, in fiscal 2018, Mr. Quinn earned 62% of the portion of his fiscal 2018 target bonus that is tied to the Corporate Bonus Plan, and 100% of the portion of his fiscal 2018 target bonus that is tied to the financial objectives of the products for which he is the sales leader.
(3) RSUs vest in equal installments every six months over three years beginning on October 1, 2018.
(4) Stock options vest in equal installments every six months over four years beginning on October 1, 2018.
(5) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.
(6) Total Target Annual Compensation amount shown for 2018 does not include the $200,000 special, one-time RSU grant awarded to Mr. Quinn in October 2018, one-third of which vested on October 1, 2019 and the remainder of which vests in four equal semiannual installments beginning April 1, 2020.
(7) We evaluated Mr. Quinn’s fiscal 2018 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Quinn's target bonus should be increased from 75% to 90% of his base salary, in order to bring it in line with the market data positioning sought by the Compensation Committee. Mr. Quinn's base salary remained unchanged.
(8) Mr. Quinn’s target bonus of $294,000 is composed of two parts. Two-thirds of this target is tied to performance under the Corporate Bonus Plan and one-third of this target is tied to financial objectives with respect to the products for which he is the sales leader. Based on company performance, in fiscal 2019, Mr. Quinn earned 105% of the portion of his fiscal 2019 target bonus that is tied to the Corporate Bonus Plan, and 105% of the portion of his fiscal 2019 target bonus that is tied to the financial objectives of the products for which he is the sales leader.
(9) We evaluated Mr. Quinn’s fiscal 2018 target annual equity compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Quinn’s target annual equity compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2019.
(10) RSUs vest in equal installments every six months over three years beginning on October 1, 2019.
(11) Stock options vest in equal installments every six months over four years beginning on October 1, 2019.
(12) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.

Dmitri Tcherevik, former Chief Technology Officer (1)

	2018 Target Pay ($)		2019 Target Pay ($)
Target Annual Cash Compensation	502,500		517,500	(7)
Base Salary	335,000		345,000
Target Bonus	167,500	(2)	172,500	(8)
Target Annual Equity Compensation	700,000		800,000	(9)
Target Annual RSUs	210,000	(3)	240,000	(10)
Target Annual Stock Options	140,000	(4)	160,000	(11)
Target LTIP PSUs	350,000	(5)	400,000	(12)
Total Target Annual Compensation	1,202,500	(6)	1,317,500
_____________

(1)
Mr. Tcherevik became our Chief Technology Officer in April 2017. In October 2019, Mr. Tcherevik's employment with the Company terminated. In connection with his termination, Mr. Tcherevik will receive the severance benefits described in the section of this proxy statement entitled, "Severance and Change in Control Agreements."

(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Tcherevik earned 62% of his fiscal 2018 target bonus.
(3) RSUs vest in equal installments every six months over three years beginning on October 1, 2018. Upon termination of Mr. Tcherevik’s employment, the vesting of two installments of these RSUs was accelerated in accordance with our executive severance guidelines and the remaining unvested RSUs were cancelled.
(4) Stock options vest in equal installments every six months over four years beginning on October 1, 2018. Upon termination of Mr. Tcherevik’s employment, the vesting of two installments of these stock options was accelerated in accordance with our executive severance guidelines and the remaining unvested stock options were cancelled.
(5) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement. Upon Mr. Tcherevik’s termination of employment, these PSUs were cancelled.
(6) Total Target Annual Compensation amount shown for 2018 does not include the $200,000 special, one-time RSU grant awarded to Mr. Tcherevik in October 2018, one-third of which vested on October 1, 2019, and the remainder of which was scheduled to vest in four equal semiannual installments beginning April 1, 2020. Upon termination of Mr. Tcherevik’s employment, the vesting of two semi-annual installments of these RSUs was accelerated in accordance with our executive severance guidelines and the remaining unvested RSUs were cancelled.
(7) We evaluated Mr. Tcherevik’s fiscal 2018 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Tcherevik's base salary should be increased from $335,000 to $345,000, which remained in line with the market data positioning sought by the Compensation Committee. Mr. Tcherevik's 2019 cash bonus target remained at the same percentage as his target opportunity in 2018.
(8) Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Mr. Tcherevik's employment with the Company terminated on October 7, 2019. He earned 105% of his fiscal 2019 target bonus prorated to reflect his termination date.
(9) We evaluated Mr. Tcherevik’s fiscal 2018 target annual equity compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Tcherevik's target annual equity compensation should be increased from $700,000 to $800,000, to bring him in line with the market data positioning sought by the Compensation Committee.

(10) RSUs vest in equal installments every six months over three years beginning on October 1, 2019. Upon termination of Mr. Tcherevik’s employment, the vesting of two installments of these RSUs was accelerated in accordance with our executive severance guidelines and the remaining unvested RSUs were cancelled.
(11) Stock options vest in equal installments every six months over four years beginning on October 1, 2019. Upon termination of Mr. Tcherevik’s employment, the vesting of two installments of these stock options was accelerated in accordance with our executive severance guidelines and the remaining unvested stock options were cancelled.
(12) PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement. Upon termination of Mr. Tcherevik's employment, these PSUs were cancelled.
Cash Incentive Compensation
Annual Cash Bonus
It is our philosophy to base a significant portion of each executive officer’s total compensation opportunity on performance incentives. Our annual bonus plan is intended to motivate eligible participants toward overall business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executives. Our bonus plan is administered by our Compensation Committee.
The Compensation Committee set the target annual cash incentive opportunity for 2019 (expressed as a percentage of base salary earned during the year) for each named executive officer in January 2019. In setting the target levels, the Compensation Committee considered each named executive officer’s 2019 target total cash opportunity against the peer group data provided by our independent compensation consultant, internal pay equity and the roles and responsibilities of the named executive officers. The Compensation Committee set each named executive officer’s cash bonus target, other than Mr. Quinn's, at the same percentage as his or her respective target opportunity in 2018. Mr. Quinn's cash bonus target was increased from 75% to 90% of his base salary in order to bring his target in line with the market data positioning sought by the Compensation Committee. The Compensation Committee believes that the target annual cash bonus opportunity should make up a larger portion of an executive officer’s total target cash compensation as the executive’s level of responsibility increases.
2019 Plan Design
In January 2019, the Compensation Committee approved the 2019 Corporate Bonus Plan. In June 2019, the Compensation Committee approved increases to the financial targets contained in the 2019 Corporate Bonus Plan to reflect the Ipswitch acquisition, which constituted a material acquisition. These modifications were consistent with the internal acquisition model for Ipswitch as well as our publicly announced expectations.
For 2019, the Compensation Committee adopted four plan metrics for the Corporate Bonus Plan applicable to our named executive officers, all of which would be utilized to determine funding and payout under the cash bonus plan. These four plan metrics were non-GAAP corporate revenue, non-GAAP operating income, Kinvey new bookings and adjusted free cash flow. With the exception of the Kinvey new bookings metric, which was new to the plan design for 2019, these plan metrics were the same metrics utilized by the Compensation Committee in fiscal 2018. The Kinvey new bookings metric replaced the 2018 plan requirement that, in order to fund the revenue metric, we must achieve 100% of the fiscal year total annual bookings target for our Cognitive Applications products. The reason for this change was that our organic growth efforts were centered primarily around attracting new customers for our Kinvey platform.
The non-GAAP corporate revenue metric was weighted at 35%, the non-GAAP operating income metric was weighted at 35%, the Kinvey new bookings metric was weighted at 10% and the adjusted free cash flow metric was weighted at 20%. Each metric was measured separately and was not impacted by performance with respect to the other metrics. The performance measures selected for our cash bonus plan were designed to support our goals of expanding our non-GAAP operating income, while at the same time preserving our strong cash flow, which would result in increased stockholder returns. We had previously identified Kinvey as crucial to our organic growth effort and the Kinvey bookings metric reflected the importance of achieving the internal financial goals relating to our Kinvey product in fiscal year 2019.
For 2019, the Compensation Committee set the thresholds for purposes of earning any award under the Corporate Bonus Plan at 98% of the total revenue target, 50% of the Kinvey new bookings target, 92% of the operating income target and 96% of the adjusted free cash flow target under our fiscal 2019 annual budget.
The targets established with respect to the total revenue goal and the Kinvey new bookings metric reflect the challenges we face in maintaining our core revenues and growing our Kinvey business. The targets established with respect to the non-GAAP operating income metric are consistent with our operational model for our core business. The targets established with respect to the adjusted free cash flow goal reflect the importance of maintaining strong cash flows to enable us to execute a capital allocation strategy in the best interests of stockholders. Each target also reflected the plan requirement that our executive officers not be eligible for any portion of their target bonus at achievement levels below our public guidance.
As noted above, in June 2019, the Compensation Committee modified the 2019 Corporate Bonus Plan to reflect the Ipswitch acquisition. The Compensation Committee increased the targets of all levels of the non-GAAP revenue, non-GAAP operating income and adjusted free cash flow metrics consistent with the internal acquisition model and publicly announced expectations. For further detail about our use of non-GAAP measures, refer to the paragraph entitled, “GAAP Results vs. non-GAAP Measures” above.
Corporate Bonus Plan Criteria and Achievement
The table below shows the funding percentages based on our performance under the four metrics. For the named executive officers, none of the annual bonus under the Corporate Bonus Plan would be earned unless we achieved at least $421 million in total non-GAAP revenue, $153 million in total non-GAAP operating income, $5 million in Kinvey new bookings or $121 million in adjusted free cash flow, in which case a portion of the bonus would be earned based on the level of achievement and weighting of the metrics.

2019 Annual Bonus Plan Criteria and Achievement

Metric ($ millions) (1)	Weighting	Threshold (25%)	50% Funding	Target (100%)	Maximum (150%)	Actual Achievement	Funding Percentage
Non-GAAP Corp. Revenue	35%	$421	$423	$428	$443	$433	117%
Non-GAAP Operating Income	35%	$153	$158	$166	$193	$177	122%
Kinvey New Bookings	10%	$5	$8	$10	$14	$1	0%
Adjusted Free Cash Flow	20%	$121	$123	$126	$141	$129	108%
Total	100%						105%
_____________

(1)
Target and actual achievement figures shown in the table above are based on budgeted exchange rates. For purposes of computing Non-GAAP Operating Income, bonus expense is added back to the Threshold, Target, Maximum, and Actual achievement amounts.

Amounts Earned under the 2019 Corporate Bonus Plan
As a result of our financial performance during fiscal 2019, we exceeded the modified target level of performance under our bonus plan with respect to the non-GAAP revenue, the non-GAAP operating income and the adjusted free cash flow metrics, but failed to meet the threshold level of performance under the Kinvey new bookings metric, which resulted in an overall payout percentage of 105% with respect to the annual cash bonus. In September 2019, we announced that we were reducing our investment in Kinvey, which was partially the result of our lack of new bookings for Kinvey. The Compensation Committee did not make any change to the Corporate Bonus Plan as a result of this decision. For Mr. Gupta and the other executive officers, the actual bonuses earned were based 100% on the financial metrics described above and no portion of the annual bonuses were based on subjective measures.
The following table shows the bonuses earned by our named executive officers under the Corporate Bonus Plan in 2019.

NEO	Target Annual Bonus ($)	Amount Earned ($)
Yogesh Gupta	575,000	603,750
Paul Jalbert	234,000	245,700
John Ainsworth	172,500	181,125
Loren Jarrett	172,500	181,125
Gary Quinn (1)	196,000	205,800
Dmitri Tcherevik (2)	172,500	154,328
_____________

(1)
Reflects the portion of Mr. Quinn’s target bonus (two-thirds) that is tied to the Corporate Bonus Plan. The remaining portion (one-third) of Mr. Quinn's target bonus is tied to financial objectives within the products for which Mr. Quinn is the sales leader. For fiscal 2019, Mr. Quinn earned 105% of the portion of his fiscal 2019 target bonus that was tied to the Corporate Bonus Plan and 105% of the portion of his bonus that was tied to the financial objectives within the products for which Mr. Quinn is the sales leader.

(2)	Mr. Tcherevik's employment with the Company terminated on October 7, 2019. He earned 105% of his fiscal 2019 target bonus prorated to reflect his termination date.
Equity Compensation
We use equity compensation to attract, retain, motivate and reward our named executive officers. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program and are designed to encourage performance by our executive officers over several years. The Compensation Committee’s decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on advice provided by our independent compensation consultant and the Compensation Committee’s understanding and individual experiences with market practices of similarly-situated companies. We issue annual and new hire equity awards based on guidelines for awards commensurate with position levels and that reflect grant practices within our peer group and the broader software industry generally.
The following is a summary of our fiscal 2019 equity program.

Program	Fiscal 2019 Equity Program

Form of Equity	Time-Based Restricted Stock Units Stock Options Performance-Based Stock Units

Performance Periods	PSUs have three-year period

Metrics	LTIP PSUs tied 50% to cumulative operating income (subject to 35% annual operating margin threshold) and 50% to relative TSR

Vesting
Time-Based RSUs vest in six equal installments over 3 years

Stock options vest in eight equal installments over 4 years

LTIP:
• With respect to TSR metric, participants can earn between 0% to 200% of target amount of LTIP PSUs, with threshold vesting at 35% achievement
• With respect to operating income metric, LTIP PSUs may be earned once operating income criteria is met, subject to a 35% annual operating margin threshold

Frequency of Grant	Annual

Target Value and Award Determination
The Compensation Committee reviews the mix of equity awards to our named executive officers on an annual basis. Consistent with the Compensation Committee’s philosophy that a significant portion of the equity mix to named executive officers should be tied to our long-term performance, the Compensation Committee determined that there should be no change to the equity mix utilized for fiscal 2018. Accordingly, the equity mix for fiscal 2019 remained 50% LTIP PSUs, 30% RSUs and 20% stock options.
To determine the size of the equity awards, the Compensation Committee first determined the total number of shares that would be allocated for the annual equity awards to all proposed recipients. The total number of shares was determined by consideration of the potential dilution to our stockholders and average burn rate of other companies in our industry. For fiscal 2019, the Compensation Committee considered that the proposed equity budget for fiscal 2019 was consistent with the prior year and would result in a burn rate significantly below other companies in our industry and peer group. The Compensation Committee utilized the grant data from the peer group and other information provided by Pay Governance to assist it in determining the size of the overall equity pool for our company as well as the individual grants to the named executive officers.
To determine the size of the individual annual equity awards, the Compensation Committee, utilizing data provided by Pay Governance, compared the long-term equity incentive compensation levels of our executives with similar positions within our peer group and survey data to determine the long-term equity incentive compensation amount for each executive. The Compensation Committee reviews market data at the 25th, 50th, and 75th percentile. In finalizing the amounts of the annual equity awards, the Compensation Committee considers this market data, the CEO’s recommendations, the burn rate of the executive grants, and the degree to which those amounts would be aligned with our goals of motivating and retaining key employees.

RSUs
RSUs typically vest in six equal installments over a three-year period. In a volatile stock market, RSUs continue to provide value when other forms of equity such as stock options may not, which the Compensation Committee believes is useful in retaining talented executives in unpredictable economic times.
The RSUs awarded as part of the fiscal 2019 equity program were issued in January 2019. The Compensation Committee awarded these RSUs as a dollar amount, which were then converted to RSUs based on our closing stock price on the date of grant.

Stock Options
Stock option awards provide individuals with the right to purchase shares of our common stock at a fixed exercise price, typically for a period of seven years, subject to continued employment with our company. Stock option grants are intended to correlate executive compensation to our long-term success as measured by our stock price. Stock options are tied to our future success because options granted have an exercise price equal to the closing market value at the date of grant and will only provide value to the extent that the price of our stock increases above the exercise price. As a result, the Compensation Committee views stock options as a form of performance equity, but with a longer-term focus than PSUs tied to three-year performance metrics.
Stock options vest in eight equal installments over a four-year period. We believe that meaningful vesting periods encourage recipients to remain with our company over the long-term and, because the value of the awards is based on our stock price, stock options encourage recipients to focus on achievement of longer-term goals, such as strategic growth, business innovation and stockholder return.
The stock options awarded as part of the fiscal 2019 equity program were issued in January 2019. The Compensation Committee awarded these stock options as a dollar amount, which were then converted to stock options based on the Black-Scholes value of our stock options on the date of grant.

LTIP PSUs
We currently have in place a long-term equity incentive compensation plan consisting of PSUs that are earned based on company performance over a three-year measurement period. PSUs under our long-term equity incentive compensation plan are subject to three-year performance criteria aligned with our business plan and are earned only to the extent the performance criteria are achieved.
For fiscal 2019, the number of shares eligible to be earned is dependent on the following: 50% on our relative TSR performance as compared to companies in the S&P Software and Services Select Industry Index and 50% on our cumulative operating income (subject to meeting a 35% annual operating margin threshold). The performance metrics used by the Compensation Committee in fiscal 2019 were the same as those used in fiscal 2018, however, for fiscal 2019, the Compensation Committee changed the TSR index it would be using, from the NASDAQ Software Index, which is no longer in use, to the S&P Software and Services Select Industry Index.
With respect to the relative TSR metric, the Compensation Committee left unchanged the payout scale utilized in fiscal 2018 to reflect current trends and stockholder-friendly practices (e.g., above-median performance required to achieve target payout). Participants can earn between 0% and 200% (the payout cap under the LTIP) of the target amount of PSUs attributable to the relative TSR metric. The cumulative three-year TSR measure compares the TSR of our common stock against the TSR of companies included in the S&P Software and Services Select Industry Index during the three-year period. Our relative TSR performance must be at the 55th percentile of the index group in order for 100% of the target award to be earned. Additionally, regardless of our relative position with respect to the S&P Software and Services Select Industry Index, the award with respect to the TSR metric will be reduced by 50% if our absolute TSR over the measurement period is negative.
With respect to the operating income metric, participants can earn between 0% and 200% of the target amount of PSUs attributable to the operating income metric. In designing the operating income metric to include both operating margin dollar and percentage goals, the Compensation Committee sought to ensure discipline and reinforce, consistent with our stated strategy, that profitable growth and margin expansion/maintenance are key to long-term value creation. The cumulative three-year operating income measure is based on the sum of the operating income amounts for 2019, 2020 and 2021 contained in our 2019 strategic plan, which was modified in June 2019 to reflect the acquisition of Ipswitch. We must achieve 100% of the operating income target for a given performance period in order for payout with respect to this metric to occur. Furthermore, with respect to the operating income metric, the 35% annual operating margin threshold “performance gatekeeper” applies at all levels of performance and requires that annual operating margin be at or above 35% for each of 2019, 2020 and 2021 or no payout can occur with respect to this metric, regardless of cumulative operating income performance. The below table sets forth the payout criteria for the 2019 LTIP:

		% of Target Earned*
Performance Metric	Weight Factor	0%	50%	100%	150%	200%
Relative TSR Performance (% Rank)	50%	<35%	35%	55%	75%	90%
Operating Income (3-year Cumulative)**	50%	<$504	N/A	$504	$528	$552

* Award interpolated for performance within stated percentiles
** $ amounts in millions and using budgeted exchange rates. In addition, if operating margin in any of the three annual periods of the performance period is less than 35%, the operating income metric earned will be zero.
The three-year performance period with respect to the LTIP awarded in 2017 expired on November 30, 2019. Unlike the 2018 and 2019 LTIPs, the 2017 LTIP utilized only a relative TSR performance metric (and the TSR index used was the NASDAQ Software Index). Based on the price of our common stock for the thirty-day trading period ending November 30, 2019, our TSR compared to the NASDAQ Software Index for the same period placed us in the 45th percentile, meaning that 77% of the target amount of 2017 PSUs awarded as the LTIP were earned. The following table shows the portion of the 2017 LTIPs earned by our named executive officers based on Company performance.

Named Executive Officer	Target LTIP Value ($)	Target LTIPs (#)(1)	LTIPs Earned at 77% (#)(2)
Yogesh Gupta	1,200,000	41,408	31,884
Paul Jalbert	500,000	17,212	13,253
John Ainsworth	350,000	11,966	9,213
Loren Jarrett	350,000	11,966	9,213
Gary Quinn	500,000	13,100	10,087
Dmitri Tcherevik (3)	500,000	16,187	—
_____________

(1)
Target LTIPs were determined by dividing the Target LTIP Value by the closing price of our stock on the date of grant, which (i) in the case of Mr. Ainsworth and Ms. Jarrett, was $29.25 on February 17, 2017, (ii) in the case of Mr. Gupta, was $28.98 on February 23, 2017, (iii) in the case of Mr. Jalbert, was $29.05 on March 31, 2017, (iv) in the case of Mr. Tcherevik, was $30.89 on June 30, 2017 and (v) in the case of Mr. Quinn, was $38.17 on September 29, 2017.

(2) The number of 2017 LTIPs earned was determined by multiplying Target LTIPs by 77%.
(3) Because Mr. Tcherevik's employment with the Company terminated on October 7, 2019, he earned none of his 2017 LTIPs.

For the fiscal 2019 award under the LTIP, the three-year comparison period commenced on December 1, 2018 and will end on November 30, 2021.

Other Executive Compensation Matters
Timing of Equity Grants
We do not time grants either to take advantage of a depressed stock price or in anticipation of an increase in stock price and have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that awards cannot be timed to take advantage of material non-public information.
Equity awards may be made only by the Compensation Committee. The Compensation Committee makes awards only at Compensation Committee meetings and awards are not effective in trading blackout periods (the period encompassing ten days prior to the end of each fiscal quarter through 48 hours after the earnings for that quarter are announced).
Stock Ownership Guidelines
In January 2018, our Board of Directors adopted revised stock ownership guidelines for our senior executive officers, including our named executive officers. These guidelines provide for the Chief Executive Officer to hold an amount of our common stock, restricted shares, stock options and/or earned performance shares having a value equal to at least three times his or her base salary. For other senior executive officers, the stock ownership requirement is at least one times his or her base salary. Executive officers have five years to attain the applicable ownership threshold.
Compensation Recovery Policy
We have adopted a clawback policy providing that in the event of a material restatement of financial statements triggered by executive-level misconduct, we may require that the bonuses and other incentive compensation paid to that executive be forfeited. The amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement, as determined by the Compensation Committee.
Hedging and Pledging Policy
Our directors and executive officers are prohibited from engaging in short sales, transactions in derivative securities such as put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. In addition, no director or executive officer may pledge or margin, or make any offer to pledge or margin, any of our stock, including without limitation, borrowing against such stock, at any time. Stock options granted under our stock option plans are not deemed to be derivative securities covered by this policy. Employees, other than our executive officers, are generally permitted to engage in transactions designed to hedge or offset market risk.

Tax and Accounting Considerations and Compensation Recovery Policies
Deductibility of Executive Compensation.
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to certain of their named executive officers. Through fiscal 2017, certain performance-based compensation approved by stockholders was not subject to this deduction limit. With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption was eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in our best interests and the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Section 409A of the Internal Revenue Code.
Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Our severance and change in control agreements described below, including the Employee Retention and Motivation Agreements we entered into with our named executive officers, contain provisions that are intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements. The Compensation Committee has the sole discretion to change the severance guidelines applicable to executive officers to the extent necessary to avoid the application of Section 409A or comply with applicable Section 409A requirements.
Accounting for Stock-Based Compensation.
Stock-based compensation expense reflects the fair value of stock-based awards, less the present value of expected dividends, measured at the grant date and recognized over the relevant service period. We estimate the fair value of each stock-based award on the measurement date using either the current market price of the stock, the Black-Scholes option valuation model, or the Monte Carlo Simulation valuation model.

COMPENSATION COMMITTEE REPORT
This report is submitted by the Compensation Committee of our Board of Directors. The Compensation Committee has reviewed the “Compensation Discussion and Analysis” included in this proxy statement and discussed it with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended November 30, 2019.
No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
Respectfully submitted by the Compensation Committee,
David A. Krall, Chairman
Angela T. Tucci
Vivian Vitale

Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during 2019 were Dr. Gawlick, Mr. Krall and Ms. Tucci, with Mr. Krall serving as Chair. In March 2020, Ms. Vitale replaced Dr. Gawlick as a member of the Compensation Committee. Dr. Gawlick, Mr. Krall, Ms. Tucci and Ms. Vitale are not, nor have they ever been, an officer or employee of our company or of any of its subsidiaries, or had any relationship with us requiring disclosure in this proxy statement. There are no compensation committee interlocks amongst any of our directors.

Analysis of Risk Associated with Our Compensation Plans
In setting compensation, the Compensation Committee considers the risks to our stockholders and to the achievement of our goals that may be inherent in the compensation plans and programs for all employees, including our executives. When evaluating our overall executive compensation program, the Compensation Committee considers whether the program is based on the appropriate philosophy, benchmarked against the appropriate peer group and balanced between long and short-term performance targets, company and individual performance. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our compensation plans and programs are appropriately structured so as not to encourage our employees to take excessive or unreasonable risks.
We considered the following elements of our compensation plans and policies when evaluating whether such plans and policies are structured to encourage our employees to take unreasonable risks:

•	A detailed planning process with executive or Compensation Committee oversight exists for all compensation programs.

•	The proportion of an employee’s performance-based pay increases as the responsibility and potential impact of the employee’s position increases, which structure is in line with market practices.

•
Compensation consists of both fixed and variable components. The fixed portion (i.e., base salary) and variable portion (i.e., performance-based bonus and equity awards) provide a mix of compensation intended to produce corporate performance without encouraging excessive risks.

•	We set performance goals that we believe are aggressive and consistent with building long-term stockholder value.

•	We generally use consistent corporate performance metrics from year-to-year rather than changing the metric to take advantage of changing market conditions.

•
Our short-term incentive plans are capped as to the maximum potential payout, which we believe mitigates excessive risk taking by limiting bonus payments even if we dramatically exceed the performance targets.

•	We modify the short-term incentive plans to reflect acquisitions consistent with our internal acquisition model and publicly-announced expectations.

•	The time-based vesting for RSUs and stock options ensures that our executives’ interests align with those of our stockholders for the long-term performance of our company.

•
Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

•	Our long-term performance-based equity awards are based on multi-year criteria that align with our stockholders interests that we grow our company in a disciplined manner.

•	In accordance with our written stock option grant policy, all equity grants must occur at a meeting of the Compensation Committee and management has no authority to issue equity.

•	The Compensation Committee retains and does not delegate any of its power to determine matters of executive compensation.

•	We maintain a system of controls and procedures designed to ensure that amounts are earned and paid in accordance with our plans and programs.

•
We do not allow our executives and directors to hedge their exposure to ownership of, or interest in, our stock. We also do not allow them to engage in speculative transactions with respect to our stock.

SUMMARY OF EXECUTIVE COMPENSATION
The following table sets forth certain information with respect to compensation for the fiscal years ended November 30, 2019, 2018, and 2017 earned by:

(a)	Mr. Gupta;

(b)	Mr. Jalbert; and

(c)	Mr. Ainsworth, Ms. Jarrett, Mr. Quinn and Mr. Tcherevik, our four other named executive officers.

SUMMARY COMPENSATION TABLE – FISCAL YEARS 2019, 2018 and 2017

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Yogesh Gupta, Chief Executive Officer	2019 2018 2017	575,000 575,000 575,000	__ __ __	2,996,755 3,140,069 1,242,240	730,203 729,772 875,885	603,750 356,500 661,250	9,120 8,970 8,820	4,914,827 4,810,311 3,363,194

Paul Jalbert, Chief Financial Officer (5)	2019 2018 2017	387,692 375,000 339,636	— — —	1,091,979 1,144,203 1,762,944	266,077 265,922 200,159	245,700 139,500 258,750	8,962 8,790 8,490	2,000,410 1,933,415 2,569,979

John Ainsworth, SVP, Core Products (6)	2019 2018 2017	343,462 335,000 283,462	— — 150,000	574,735 795,435 856,084	140,040 139,964 139,979	181,125 103,850 168,349	8,897 9,488 7,789	1,248,259 1,383,738 1,605,663
Loren Jarrett, General Manager, Developer Tools Business (7)	2019 2018 2017	343,462 335,000 283,462	— — 125,000	574,735 795,435 856,084	140,040 139,964 139,979	181,125 103,850 168,349	8,897 9,488 7,789	1,248,259 1,383,738 1,580,663

Gary Quinn, SVP, Core Field Organization (8)	2019 2018 2017	325,000 325,000 87,500	— — —	574,735 795,435 897,429	140,040 139,964 199,900	205,800 100,750 55,807	112,543 90,699 25,815	1,358,118 1,451,848 1,266,450
Dmitri Tcherevik, former Chief Technology Officer (9)	2019 2018 2017	291,712 335,000 212,596	— — —	656,855 795,435 783,704	160,051 139,964 200,078	154,328 103,850 127,713	166,786 33,884 6,537	1,429,732 1,408,133 1,330,628

_____________

(1)
These amounts do not reflect the actual economic value realized by the named executive officer. In accordance with FASB ASC Topic 718, we estimate the fair value of each stock-based award on the measurement date, less the present value of expected dividends, using either the current market price of the stock or the Monte Carlo Simulation valuation model, assuming the probable outcome of related performance conditions at target levels. See the description of our 2019 Annual Equity Program described in “Compensation Discussion and Analysis” in this proxy statement and Note 11 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 (the "Annual Report"). The value at grant date of the LTIP PSUs included in the amounts shown in this column, assuming the highest level of performance conditions achieved (payout at 200% of target) are $3,879,176, $4,137,220, and $2,484,480 for Mr. Gupta for fiscal 2019, 2018 and 2017 respectively; $1,413,506, $1,507,504 and $726,336 for Mr. Jalbert for fiscal 2019, 2018 and 2017, respectively; $743,958, $793,454 and $1,209,916 for Mr. Quinn for fiscal 2019, 2018 and 2017, respectively; $850,258, $793,454 and $986,436 for Mr. Tcherevik for fiscal 2019, 2018 and 2017, respectively, and $743,958, $793,454 and $723,336, for each of Mr. Ainsworth and Ms. Jarrett for fiscal 2019, 2018 and 2017, respectively.

(2)
Represents the grant date fair value of options on the date of grant. The grant date fair value of our options is equal to the number of shares subject to the option multiplied by the fair value of our options on the date of grant determined using the Black-Scholes option valuation model. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 11 of the consolidated financial statements contained in our Annual Report.

(3)
The amounts listed reflect the amounts earned under our Corporate Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. For all individuals, bonus payments were accrued and earned in the year indicated and paid in the succeeding fiscal year.

(4)	Amounts listed in this column for 2019 include:

Name	Company Contributions (401(k)) ($)	Insurance Premiums ($)	Sales Leader Plan ($)	Relocation Expenses ($)	Severance
Mr. Gupta	8,400	720	—	—	—
Mr. Jalbert	8,400	562	—	—	—
Mr. Ainsworth	8,400	497	—	—	—
Ms. Jarrett	8,400	497	—	—	—
Mr. Quinn	8,551	468	102,767	757	—
Mr. Tcherevik	8,400	482	—	80,279	77,625

(5)
Mr. Jalbert became our Chief Financial Officer on March 24, 2017. He retired from his position as Chief Financial Officer on January 31, 2020 and his employment with the Company will terminate on April 2, 2020. In connection with his retirement, Mr. Jalbert will receive the retirement benefits described under the section of this proxy statement entitled "Severance and Change in Control Agreements."

(6)
Mr. Ainsworth became SVP, Core Products on January 16, 2017. The amounts shown for Mr. Ainsworth in 2017 are base salary and non-equity incentive plan compensation for the period of January 16, 2017 until November 30, 2017. Also, the amount listed in the “Bonus” column is a one-time signing bonus paid to Mr. Ainsworth upon joining our company.

(7)
Ms. Jarrett became Chief Marketing Officer on January 16, 2017. The amounts shown for Ms. Jarrett in 2017 are base salary and non-equity incentive plan compensation for the period of January 16, 2017 until November 30, 2017. Also, the amount listed in the “Bonus” column is a one-time signing bonus paid to Ms. Jarrett upon joining our company. Ms. Jarrett became General Manager of our Developer Tools business in June 2019; this change in position did not result in any changes to her compensation terms.

(8)
Mr. Quinn became SVP, Core Field Organization on August 14, 2017. The amounts shown for Mr. Quinn in 2017 are base salary and non-equity incentive plan compensation for the period of August 14, 2017 until November 30, 2017.

(9) Mr. Tcherevik became Chief Technology Officer on April 1, 2017. The amounts shown for Mr. Tcherevik in 2017 are base salary and non-equity incentive plan compensation for the period of April 1, 2017 until November 30, 2017. Mr. Tcherevik's employment terminated on October 7, 2019. The amounts shown for Mr. Tcherevik in 2019 are base salary and non-equity incentive plan compensation for the period of December 1, 2018 to October 7, 2019 and severance payments for the period of October 7, 2019 to November 30, 2019 as further described under the section of this proxy statement entitled "Severance and Change in Control Agreements."

Grants of Plan-Based Awards
GRANTS OF PLAN-BASED AWARDS TABLE - 2019

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Stock Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date (1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
Yogesh Gupta	—	143,750	575,000	862,500	—	—	—	—	—	—	—
	1/22/2019	—	—	—	13,137	52,549	105,098	—	—	—	1,939,584
	1/22/2019	—	—	—	—	—	—	31,529	—	—	1,057,167
	1/22/2019	—	—	—	—	—	—	—	100,275	34.73	730,203
Paul Jalbert	—	58,500	234,000	351,000	—	—	—	—	—	—	—
	1/22/2019	—	—	—	4,787	19,148	38,296	—	—	—	706,753
	1/22/2019	—	—	—	—	—	—	11,489	—	—	385,226
	1/22/2019	—	—	—	—	—	—	—	36,539	34.73	266,077
John Ainsworth	—	43,125	172,500	258,750	—	—	—	—	—	—	—
	1/22/2019	—	—	—	2,519	10,078	20,156	—	—	—	371,979
	1/22/2019	—	—	—	—	—	—	6,047	—	—	202,756
	1/22/2019	—	—	—	—	—	—	—	19,231	34.73	140,040
Loren Jarrett	—	43,125	172,500	258,750	—	—	—	—	—	—	—
	1/22/2019	—	—	—	2,519	10,078	20,156	—	—	—	371,979
	1/22/2019	—	—	—	—	—	—	6,047	—	—	202,756
	1/22/2019	—	—	—	—	—	—	—	19,231	34.73	140,040
Gary Quinn	—	73,500	294,000	441,000	—	—	—	—	—	—	—
	1/22/2019	—	—	—	2,519	10,078	20,156	—	—	—	371,979
	1/22/2019	—	—	—	—	—	—	6,047	—	—	202,756
	1/22/2019	—	—	—	—	—	—	—	19,231	34.73	140,040
Dmitri Tcherevik	—	43,125	172,500	258,750	—	—	—	—	—	—	—
	1/22/2019	—	—	—	2,879	11,518	23,036	—	—	—	425,129
	1/22/2019	—	—	—	—	—	—	6,911	—	—	231,726
	1/22/2019	—	—	—	—	—	—	—	21,979	34.73	160,051
_____________
(1) Awards granted on January 22, 2019 were approved by the Compensation Committee on January 7, 2019, at which time the Company was in a trading blackout period.
(2) These columns indicate the range of payouts (25%, 100% and 150%) targeted for fiscal 2019 performance under our Corporate Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. The actual payout with respect to fiscal 2019 for each named executive officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(3) The second row of these columns with respect to each named executive officer represents performance share units awarded under our Long-Term Incentive Plan. These columns show the performance share units that could be earned at threshold, target and maximum levels of performance. If we do not achieve a threshold performance metric, no performance share units will be earned with respect to that performance metric. Because the LTIP is based on a three-year performance period, none of the performance share units will be earnable until the performance period closes following our 2021 fiscal year. See “Compensation Discussion and Analysis” section of this proxy statement for additional discussion of the LTIP.

(4)	Represents RSUs that vest, so long as the executive continues to be employed with us, in six equal installments over three years beginning approximately nine months after date of issuance.

(5)	Represents stock options that vest, so long as the executive continues to be employed with us, in eight equal installments over four years beginning approximately nine months after date of issuance.

(6)
In the case of RSUs and LTIP PSUs, represents the fair value of the awards, less the present value of expected dividends, measured at the grant date. In the case of stock options, the grant date fair value is equal to the number of shares subject to the option multiplied by the fair value of our options on the date of grant determined using the Black-Scholes option valuation model. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 11 of the consolidated financial statements contained in our Annual Report. The closing price of our stock on January 22, 2019 was $34.73.

Narrative Description of Summary Compensation Table and Grants of Plan-Based Awards Table
The material terms of our named executive officers’ annual compensation, including base salaries, cash incentive plan, time-based RSUs, stock options and Long-Term Incentive Plan PSUs and the explanations of the amounts of salary, cash incentives, and equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement.
As discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement, the 2019 non-equity incentive awards were granted pursuant to the Fiscal 2019 Corporate Bonus Plan, with amounts to be earned based on the achievement of certain financial targets. In fiscal 2019, we exceeded the target level of performance under our bonus plan with respect to the non-GAAP revenue, the non-GAAP operating income and the adjusted free cash flow metrics, but failed to meet the threshold level of performance under the Kinvey bookings metric, which resulted in an overall payout percentage of 105% with respect to the annual cash bonus.
As discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement, the PSUs awarded under the Long-Term Incentive Plan will be earned based on the results achieved during the three year performance period as determined following our 2021 fiscal year, contingent upon each named executive officer’s continued service.
The RSUs granted to our named executive officers in 2019 vest in equal installments every six months over three years, subject to continued employment. There is no purchase price associated with performance share or RSU awards. The stock options granted to our named executive officers in 2019 vest in equal installments every six months over four years, subject to continued employment. The stock options have an exercise price equal to the closing price of our common stock on the date of grant.

Outstanding Equity Awards
The following table sets forth certain information with respect to the outstanding equity awards at November 30, 2019 for each of the named executive officers.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name	Grant Date	Exercisable (#)		Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Yogesh Gupta
	10/19/2016	—		—	—	—	2,287	(5)	96,077	—		—
	2/23/2017	93,485	(6)	56,088	28.98	2/22/2024	31,884	(7)	1,339,447	—		—
	1/12/2018	25,950	(8)	43,245	50.69	1/11/2025	10,802	(9)	453,792	36,004	(10)	1,512,528
	1/22/2019	12,535	(11)	87,740	34.73	1/21/2026	26,275	(12)	1,103,813	52,549	(13)	2,207,583
Paul Jalbert(14)
	3/31/2017	22,047	(6)	13,227	29.05	3/30/2024	1,722	(5)	72,341	—		—
	3/31/2017	—		—	—	—	13,253	(7)	556,759	—		—
	3/31/2017	—		—	—	—	34,424	(15)	1,446,152	—		—
	1/12/2018	9,456	(8)	15,758	50.69	1/11/2025	3,936	(9)	165,351	13,119	(10)	551,129
	1/22/2019	4,568	(11)	31,971	34.73	1/21/2026	9,575	(12)	402,246	19,148	(13)	804,407
John Ainsworth
	2/17/2017	14,682	(6)	8,808	29.25	2/16/2024	2,907	(5)	122,123	—		—
	2/17/2017	—		—	—	—	9,213	(7)	387,038	—		—
	1/12/2018	4,977	(8)	8,294	50.69	1/11/2025	2,073	(9)	87,087	6,905	(10)	290,079
	10/15/2018	—		—	—	—	4,117	(16)	172,955	—		—
	1/22/2019	2,404	(11)	16,827	34.73	1/21/2026	5,040	(12)	211,730	10,078	(13)	423,377
Loren Jarrett
	2/17/2017	14,682	(6)	8,808	29.25	2/16/2024	2,907	(5)	122,123	—		—
	2/17/2017	—		—	—	—	9,213	(7)	387,038	—		—
	1/12/2018	4,977	(8)	8,294	50.69	1/11/2025	2,073	(9)	87,087	6,905	(10)	290,079
	10/15/2018	—		—	—	—	4,117	(16)	172,955	—		—
	1/22/2019	2,404	(11)	16,827	34.73	1/21/2026	5,040	(12)	211,730	10,078	(13)	423,377
Gary Quinn
	9/29/2017	14,066	(17)	14,064	38.17	9/28/2024	2,620	(18)	110,066	—		—
	9/29/2017	—		—	—	—	10,087	(7)	423,755	—		—
	1/12/2018	4,977	(8)	8,294	50.69	1/11/2025	2,073	(9)	87,087	6,905	(10)	290,079
	10/15/2018	—		—	—	—	4,117	(16)	172,955	—		—
	1/22/2019	2,404	(11)	16,827	34.73	1/21/2026	5,040	(12)	211,730	10,078	(13)	423,377
Dmitri Tcherevik(18)
	1/12/2018	8,295	(8)	—	50.69	1/11/2025
_____________

(1)	The unvested awards shown in this column are RSUs subject to service-based vesting, unless otherwise noted.

(2) The market value of unvested RSUs was calculated as of November 29, 2019 (the last trading day of our fiscal 2019) based on the closing price of our common stock on Nasdaq of $42.01 on that date.
(3) The unvested awards shown in this column are PSUs subject to performance-based vesting. PSUs are reported assuming payout at target award levels, unless otherwise noted.
(4) The market value of unvested PSUs was calculated as of November 29, 2019 based on the closing price of our common stock on Nasdaq of $42.01 on that date.
(5) Vest in six equal semi-annual installments beginning October 1, 2017.
(6) Vest in eight equal semi-annual installments beginning October 1, 2017.
(7) Awards shown are PSUs that could be earned only to the extent the established performance measure was met for the performance period ending November 30, 2019. The amount shown is the number of PSUs achieved based on company performance at November 30, 2019, which was 77% of target. The PSUs vested on February 1, 2020.
(8) Vest in eight equal semi-annual installments beginning October 1, 2018.
(9) Vest in six equal semi-annual installments beginning October 1, 2018.
(10) Vest on February 1, 2021, subject to the Company meeting total shareholder return and operating income criteria over the three-year period ending November 30, 2020.
(11) Vest in eight equal semi-annual installments beginning October 1, 2019.
(12) Vest in six equal semi-annual installments beginning October 1, 2019.
(13) Vest on February 1, 2022, subject to the Company meeting total shareholder return and operating income criteria over the three-year period ending November 30, 2021.
(14) Mr. Jalbert retired as Chief Financial Officer on January 31, 2020 and his employment with the Company will terminate on April 2, 2020, at which time, all unvested equity awards will terminate as of such date. Pursuant to a Transition Letter entered into between Mr. Jalbert and the Company in connection with his retirement, all unvested stock options and unvested restricted stock units held by Mr. Jalbert that would otherwise vest on October 1, 2020 will accelerate and become fully exercisable on April 2, 2020, as detailed in the section entitled "Severance and Change in Control Agreements" below.
(15) Vest on March 24, 2020.
(16) Vest 33% on October 1, 2019 and 16.5% semi-annually thereafter.
(17) Vest in eight equal semi-annual installments beginning April 1, 2018.
(18) Vest in six equal semi-annual installments beginning April 1, 2018.
(19) Mr. Tcherevik's employment terminated on October 7, 2019, at which time, all unvested equity awards terminated as of such date. Under the terms of his separation agreement, Mr. Tcherevik had 90 days from the date of termination to exercise any vested stock options.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the number of stock options exercised and RSUs that vested in the fiscal year ended November 30, 2019 under our equity incentive plans and the corresponding amounts realized by the named executive officers. The value realized on exercise for stock option awards is calculated as the difference between the closing price of our common stock on the Nasdaq Global Select Market on the exercise date and the exercise price of the applicable stock option award. The value realized on vesting for RSUs is calculated as the product of the number of shares subject to the RSUs that vested and the closing price of our common stock on the Nasdaq Global Select Market on the vesting date.

Option Exercises and Stock Vested - Fiscal 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Yogesh Gupta	—	—	62,766	2,466,069
Paul Jalbert	—	—	8,398	343,286
John Ainsworth	—	—	10,258	415,447
Loren Jarrett	—	—	10,258	415,447
Gary Quinn	—	—	7,065	283,147
Dmitri Tcherevik	33,624	335,181	16,809	653,722

Severance and Change in Control Agreements
We have agreements with, or guidelines applicable to, our executive officers that provide the benefits described below in connection with certain terminations of employment or a change in control of our company. We do not provide excise tax gross-ups to our executive officers under these or any other agreements.
Mr. Gupta’s Executive Employment Agreement
In connection with his appointment as our President and Chief Executive Officer, we and Mr. Gupta entered into an employment agreement, effective as of October 10, 2016, setting forth Mr. Gupta’s compensation and certain other terms. Mr. Gupta’s employment agreement provides that if his employment is terminated because of an “involuntary termination,” he will be entitled to:

•	the payment of cash severance equal to 18 months of total target cash compensation as of the date of termination, which will be paid over 18 months;

•	the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year;

•	the continuation, for a period of 18 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and

•	18 months of acceleration of unvested stock options and RSUs (but not unvested performance equity).
Receipt of the severance and benefits is subject to the execution of a standard separation and release agreement. Separation payments upon any involuntary termination within twenty-four months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by Mr. Gupta’s employment agreement.

An “involuntary termination” is defined in the employment agreement as a termination of employment by us other than for cause, disability or death or a termination by Mr. Gupta as a result of certain events occurring without his consent such as an assignment to him of duties or a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Gupta from that position, a material reduction in Mr. Gupta's base salary or target bonus, a relocation of Mr. Gupta to a facility or location more than fifty miles from his then present location, or a material breach of the employment agreement by us.
Mr. Gupta’s employment agreement also includes non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as our company.
Mr. Gupta’s Employee Retention and Motivation Agreement
We and Mr. Gupta have also entered into an Employee Retention and Motivation Agreement (“Gupta ERMA”), which provides certain compensation and benefits if his employment is involuntarily terminated within 24 months of a change in control of our company. If an involuntary termination of Mr. Gupta’s employment occurs under other circumstances, the severance terms of his employment agreement, as described above, would control and not the Gupta ERMA.
Change in Control Benefits. Under the Gupta ERMA, upon a change in control of our company, Mr. Gupta would be entitled to:

•	the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year; and

•
12 months of acceleration of unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms), unless the acquirer assumes all such options and restricted equity. If such outstanding stock options and shares of restricted equity held by Mr. Gupta are continued by us or assumed by our successor entity, then vesting will continue in its usual course.

Involuntary Termination Following Change in Control. In the event of an involuntary termination within twenty-four (24) months following a change in control, Mr. Gupta would be entitled to:

•	a lump sum payment of cash severance equal to 24 months of total target cash compensation as of the date of termination;

•	the continuation, for a period of 24 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and

•	accelerated vesting of all unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms).

In the event that any amounts provided for under the Gupta ERMA or otherwise payable to Mr. Gupta would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, Mr. Gupta would be entitled to receive either full payment of the benefits under the agreement or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to Mr. Gupta.
Mr. Jalbert’s Executive Employment Agreement
In connection with his appointment as our Chief Financial Officer, we and Mr. Jalbert entered into an employment agreement, effective as of March 24, 2017, setting forth Mr. Jalbert’s compensation and certain other terms. Mr. Jalbert’s employment agreement provides that in the event that his employment is terminated as a result of an “involuntary termination,” he will be entitled to:

•	the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;

•	the continuation, for a period of 12 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination;

•	12 months of acceleration of unvested stock options and RSUs (but not unvested performance equity); and

•
one-fourth acceleration of Mr. Jalbert’s special RSU award, if the termination occurs prior to March 24, 2018 and one-half acceleration of Mr. Jalbert’s special RSU award, if the termination occurs after March 24, 2018 but prior to March 24, 2019.

Receipt of the severance and benefits is subject to the execution of a standard separation and release agreement. Separation payments upon any involuntary termination within twelve months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by Mr. Jalbert’s employment agreement.
An “involuntary termination” is defined in the employment agreement as a termination of employment by us other than for cause, disability or death or a termination by Mr. Jalbert as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Jalbert from that position, a material reduction in Mr. Jalbert’s base salary or target bonus, a relocation of Mr. Jalbert to a facility or location more than fifty miles from his then present location, or a material breach of the employment agreement by us.
Mr. Jalbert’s employment agreement also includes non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as our company.

On January 31, 2020, Mr. Jalbert retired as Chief Financial Officer. He will remain with the Company until April 2, 2020 in order to assist his successor, Anthony Folger, in the transition. Pursuant to a Transition Letter, dated January 16, 2020, between Mr. Jalbert and the Company (the "Transition Letter"), during the period beginning February 1, 2020 and ending April 2, 2020, the Company will pay Mr. Jalbert a base salary of $10,000 per month for his services, Mr. Jalbert will continue to participate in the benefit arrangements of the Company and Mr. Jalbert’s unvested equity awards will continue to vest in accordance with the terms and conditions of such awards. Additionally, all unvested stock options and unvested restricted stock units held by Mr. Jalbert that would otherwise vest on October 1, 2020 will accelerate and become fully exercisable on April 2, 2020, as detailed in the section entitled "Estimate of Severance and Change in Control Benefits" below. No other PSUs (including PSUs under the LTIP), RSUs or stock options (except those described above) will vest or be accelerated in connection with Mr. Jalbert's retirement.
Executive Severance Guidelines
We have adopted severance guidelines applicable to our executive officers, including the named executive officers other than Mr. Gupta and Mr. Jalbert. Any severance payable to Messrs. Gupta and Jalbert is governed by the employment agreements described above. Our executive severance guidelines provide that upon an involuntary termination and the execution of a standard release of claims, an executive officer is entitled to:

•	the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;

•	the payment of his or her annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year;

•	the continuation, for a period of 12 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and

•	12 months of acceleration of unvested stock options and RSUs (but not unvested performance equity).
Severance payments and benefits upon any involuntary termination within 12 months following a change in control are governed by the Employee Retention and Motivation Agreement described below.
The payment of severance and other benefits is conditioned upon the executive agreeing to non-competition, non-disparagement and related covenants. The non-competition covenant would be in effect for one year following the termination of employment. In connection with the termination of employment of an executive officer, all PSUs awarded to that executive officer are cancelled.
On October 7, 2019, Mr. Tcherevik's employment with the Company was terminated. In connection with his termination, we entered into a Separation Agreement with Mr. Tcherevik that provided him the severance and other benefits he is entitled to under our executive severance guidelines, as detailed in the section entitled "Estimate of Severance and Change in Control Benefits" below.
Other Employee Retention and Motivation Agreements
We have entered into an ERMA with each of our other named executive officers. Each agreement is substantially identical to the Gupta ERMA except that (i) upon the involuntary termination of the executive officer within 12 months following a change of control, the executive officer will be entitled to receive a lump sum payment equal to 15 months of his total target compensation and his benefits will continue for 15 months, (ii) with respect to Mr. Jalbert, in the event of a change in control, he is entitled to accelerated vesting of all of his unvested stock options and RSUs (but not LTIP PSUs), and (iii) for all named executive officers other than Mr. Jalbert, accelerated vesting in connection with an involuntary termination following a change in control is limited to twelve months. Under no circumstances would any of our executive officers be entitled to a gross-up payment under the ERMAs for any excise taxes to which he or she may be subject if any of the above payments and benefits are considered to be "parachute payments."
Mr. Tcherevik terminated his employment with the Company on October 7, 2019, and as a result, his ERMAs terminated on that date.
Estimate of Severance and Change in Control Benefits
The following table indicates (i) the estimated payments and benefits that each of Messrs. Gupta, Jalbert, Ainsworth, Quinn and Ms. Jarrett would have received under (a) their respective employment agreements, in the case of Messrs. Gupta and Jalbert, (b) our severance guidelines applicable to executive officers, in the case of Messrs. Ainsworth, Quinn and Ms. Jarrett, (c) their respective ERMAs and (d) the Transition Letter respecting Mr. Jalbert's retirement as Chief Financial Officer on January 31, 2020, assuming in each case that the change of control of our company, termination of his or her employment and/or retirement occurred at November 30, 2019 and (ii) the actual payments and benefits that Mr. Tcherevik is entitled to receive under our executive severance guidelines in connection with his termination of employment on October 7, 2019.
Other than with respect to the severance benefits for Mr. Tcherevik, these amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officer, which would only be known at the time that he becomes entitled to such payment.

CIRCUMSTANCES OF TERMINATION OR EVENT
	Involuntary Termination (1)($)	Change in Control Only (2)($)	Involuntary Termination Within 12 Months Following Change of Control ($)	Retirement (3)
Yogesh Gupta
Cash Severance	1,725,000	—	2,300,000	—
Pro Rata Bonus	575,000	575,000	575,000	—
Stock Options	1,004,584	—	1,369,574	—
Restricted Stock Units	1,212,157	—	1,653,682	—
Benefits (4)	29,880	—	40,426	—
Total	4,546,621	575,000	5,938,682	—
Paul Jalbert
Cash Severance	624,000		780,000	—
Pro Rata Bonus	234,000	234,000	234,000	—
Stock Options	180,791		404,171	90,396
Restricted Stock Units	1,789,626		2,086,091	135,566
Benefits (4)	1,208		1,510	—
Total	2,829,625	234,000	3,505,772	225,962
John Ainsworth
Cash Severance	517,500	—	646,875	—
Pro Rata Bonus	172,500	172,500	172,500	—
Stock Options	109,929	—	109,929	—
Restricted Stock Units	351,330	—	351,330	—
Benefits (4)	34,882	—	43,678	—
Total	1,186,141	172,500	1,324,312	—
Loren Jarrett
Cash Severance	517,500	—	646,875	—
Pro Rata Bonus	172,500	172,500	172,500	—
Stock Options	109,929	—	109,929	—
Restricted Stock Units	351,330	—	351,330	—
Benefits (4)	35,430	—	44,362	—
Total	1,186,689	172,500	1,324,996	—
Gary Quinn
Cash Severance	619,000	—	773,750	—
Pro Rata Bonus	294,000	294,000	294,000	—
Stock Options	62,005	—	62,005	—
Restricted Stock Units	339,273	—	339,273	—
Benefits (4)	21,080	—	26,394	—
Total	1,335,358	294,000	1,495,422	—

Dmitri Tcherevik	Involuntary Termination (5)($)
Cash Severance	517,500
Pro Rata Bonus	154,328
Stock Options	75,227
Restricted Stock Units	339,452
Benefits (4)	35,122
Total	1,121,629
_____________

(1)
The amounts shown in the first column, with respect to stock options and RSUs, represent the value of certain unvested options and RSUs becoming fully vested and are calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 29, 2019 (the last trading day of our fiscal 2019), which was $42.01. In the event of an Involuntary Termination, all unvested performance share units awarded to an individual under our Long-Term Incentive Plan are cancelled.

(2)
In the event of a change in control, there is no accelerated vesting of options or RSUs provided that the acquirer assumes all outstanding stock options and RSUs of the individual. These tables have been prepared under that assumption. However, if the acquirer does not assume all outstanding stock options and RSUs of the individual, (i) in the case of Mr. Gupta, there is limited (12 month) accelerated vesting of stock options and RSUs in the event of a change of control, which values, based on the closing price of our common stock on November 29, 2019, are $669,727 and $991,394, respectively, (ii) in the case of Messrs. Ainsworth and Quinn and Ms. Jarrett, there is limited (12 month) accelerated vesting of stock options and RSUs, and the values of stock options and RSUs indicated in the first column would apply upon a change of control and (iii) in the case of Mr. Jalbert, all unvested stock options and RSUs become fully vested and the values of stock options and RSUs indicated in the third column would apply upon a change in control. The amounts referenced in the foregoing sentence have been calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 29, 2019, which was $42.01.

Under the terms of the LTIP, in the event of a change in control, grantees are entitled to accelerated determination of PSUs earned under outstanding LTIP awards, unless the acquirer assumes such LTIP awards. Upon the change in control, our Compensation Committee will determine the number of PSUs that are eligible to be earned based on the actual attainment of the relevant metrics as of the change in control. Those PSUs determined to be earned will not become fully vested until the conclusion of the original three-year performance period, subject to the continued employment of the grantee through such date. Additionally, under the terms of the LTIP, in the event of an involuntary termination following a change in control, grantees are entitled to accelerated payout of PSUs determined to be earned under outstanding LTIP awards as of the change in control. For purposes of computing amounts attributable to accelerated vesting, the second and third columns exclude all unvested PSUs awarded under our LTIP as those amounts are undeterminable.
(3) Reflects amounts payable to Mr. Jalbert in connection with his retirement as Chief Financial Officer on January 31, 2020.

(4)	Represents the estimated value of continuing benefits (medical, dental, and vision) for:

•	18 months in the case of an involuntary termination of Mr. Gupta’s employment, 24 months in the case of an involuntary termination in connection with a change in control;

•	12 months in the case of an involuntary termination of employment of Messrs. Jalbert, Ainsworth, Quinn and Tcherevik and Ms. Jarrett, other than in connection with a change in control; and

•	15 months, in the case of an involuntary termination in connection with a change in control with respect to Messrs. Jalbert, Ainsworth and Quinn and Ms. Jarrett.
(5) Reflects amounts payable to Mr. Tcherevik in connection with his termination of employment on October 7, 2019. Amounts shown for RSUs and stock options are calculated using the closing price of our common stock on October 7, 2019, which was $37.79.

CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2019 annual total compensation of our CEO Mr. Gupta is $4,914,827, the 2019 annual total compensation of our median compensated employee is $74,949, and the ratio of these amounts is 66 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
For purposes of identifying our median compensated employee, we used our global employee population as of November 1, 2019, identified based on our human resources system of record. We utilized total direct compensation as our consistently applied compensation measure. In this context, total direct compensation means the applicable annual fixed pay determined as of November 1, 2019, the annual incentive cash target amount or commission target amount payable for service in 2019, and the approved value of the annual equity awards granted during 2019. To identify our median compensated employee, we then calculated the total direct compensation for our global employee population, converted other currencies to US dollars and ordered the employees based on their total direct compensation.
To compute the pay ratio, we then calculated both the CEO and median employee’s annual total compensation pursuant to the proxy disclosure rules, and compared the annual total compensation of the CEO to that of the median employee.

INFORMATION ABOUT PROGRESS SOFTWARE
COMMON STOCK OWNERSHIP
The following table sets forth certain information regarding beneficial ownership as of March 20, 2020:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	by each of our directors and nominees for the Board of Directors;

•	by each of our named executive officers; and

•	by all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 20, 2020 through the exercise of any stock option, warrants or other rights.
The percentage of shares beneficially owned is based on 44,769,310 shares of our common stock outstanding as of March 20, 2020. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days of March 20, 2020, restricted stock units that vest within 60 days of March 20, 2020 and fully vested deferred stock units or deferred stock units that vest within 60 days of March 20, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Number	Percent

BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	6,915,595	15.4%
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	4,835,162	10.8%
John Ainsworth (4)	51,258	*
Paul T. Dacier (5)	21,593	*
John R. Egan (6)	43,659	*
Rainer Gawlick (7)	21,593	*
Yogesh Gupta (8)	270,241	*
Paul Jalbert (9)	104,880	*
Loren Jarrett (10)	44,176	*
Charles F. Kane (11)	78,243	*
Samskriti King (12)	13,355	*
David A. Krall (13)	87,774	*
Gary Quinn (14)	43,827	*
Dmitri Tcherevik (15)	13,858	*
Angela Tucci (16)	13,335	*
Vivian Vitale (17)	-	-
All executive officers and directors as a group (16 persons) (18)	816,197	1.8%
_____________
*  Less than 1%

(1)
All persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table. Unless otherwise noted, the address of such person is c/o Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730.

(2)
Derived from Schedule 13G/A filed on February 4, 2020. The Schedule 13G/A reported that BlackRock, Inc., a parent holding company through certain of its subsidiaries, beneficially owned 6,915,595 shares of our common stock, with sole voting power over 6,821,189 shares, and sole dispositive power over 6,915,595 shares. The Schedule 13G/A indicates that more than 5% of our outstanding common stock is being held by the reporting person on behalf of iShares Core S&P Small-Cap ETF.

(3)
Derived from Schedule 13G/A filed on February 12, 2020. The Schedule 13G/A reported that The Vanguard Group, an investment adviser, beneficially owned 4,835,162 shares of our common stock, with sole voting power over 93,468 shares, shared voting power over 7,176 shares, sole dispositive power over 4,740,084 shares and shared dispositive power over 95,078 shares. As reported on the Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 87,902 shares of our outstanding common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 12,742 shares of our outstanding common stock as a result of its serving as investment manager of Australian investment offerings.

(4)
Includes 22,063 shares issuable upon the exercise of outstanding options that are exercisable as of March 20, 2020; 6,999 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 20, 2020 and 5,635 restricted stock units that will vest within 60 days of March 20, 2020.

(5)	Includes 16,416 fully vested deferred stock units and 5,177 deferred stock units that will vest within 60 days of March 20, 2020.

(6)	Includes 19,273 fully vested deferred stock units and 4,853 deferred stock units that will vest within 60 days of March 20, 2020.

(7)	Includes 16,416 fully vested deferred stock units and 5,177 deferred stock units that will vest within 60 days of March 20, 2020.

(8)
Includes 131,970 shares issuable upon the exercise of outstanding options that are exercisable as of March 20, 2020; 39,880 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 20, 2020 and 11,142 restricted stock units that will vest within 60 days of March 20, 2020.

(9)
Includes 9,456 shares issuable upon the exercise of outstanding options that are exercisable as of March 20, 2020; 24,258 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 20, 2020 and 42,600 restricted stock units that will vest within 60 days of March 20, 2020.

(10) Includes 22,063 shares issuable upon the exercise of outstanding options that are exercisable as of March 20, 2020; 6,999 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 20, 2020 and 5,635 restricted stock units that will vest within 60 days of March 20, 2020.

(11)	Includes 31,521 fully vested deferred stock units and 4,853 deferred stock units that will vest with 60 days of March 20, 2020.

(12)	Includes 8,234 fully vested deferred stock units and 5,121 deferred stock units that will vest within 60 days of March 20, 2020.
(13) Includes 17,584 fully vested deferred stock units and 4,853 deferred stock units that will vest within 60 days of March 20, 2020.

(14)
Includes 21,447 shares issuable upon the exercise of outstanding options that are exercisable as of March 20, 2020; 7,579 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 20, 2020 and 4,038 restricted stock units that will vest within 60 days of March 20, 2020.

(15)	Represents shares beneficially owned as of October 7, 2019. Mr. Tcherevik's employment with the Company terminated on October 7, 2019.
(16) Includes 8,234 fully vested deferred stock units and 5,121 deferred stock units that will vest within 60 days of March 20, 2020.
(17) Ms. Vitale joined the Board of Directors in October 2019.
(18) Includes 225,416 shares issuable upon the exercise of outstanding options that are exercisable as of March 20, 2020; 70,966 shares issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of March 20, 2020; 31,001 restricted stock units that will vest within 60 days of March 20, 2020; 111,678 fully vested deferred stock units and 35,155 deferred stock units that will vest within 60 days of March 20, 2020.

Information related to securities authorized for issuance under equity compensation plans as of November 30, 2019 is as follows (in thousands, except per share data):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders (1)	1,696	(2)	$35.27	4,547	(3)
Equity compensation plans not approved by stockholders (4)	555		$40.85	854
Total	2,251		$37.26	5,401
_____________

(1)
Consists of the 1992 Incentive and Nonqualified Stock Option Plan, 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, 2008 Stock Option and Incentive Plan, and 1991 Employee Stock Purchase Plan (ESPP).

(2)
Includes 829,000 restricted stock units under our 2008 Plan.  Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Includes 401,000 shares available for future issuance under the ESPP.

(4)	Consists of the 2002 Nonqualified Stock Plan and the 2004 Inducement Plan described below.
We have adopted two equity compensation plans, the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan, for which the approval of stockholders was not required. We intend that the 2004 Inducement Stock Plan be reserved for persons to whom we may issue securities as an inducement to become employed by us pursuant to the rules and regulations of Nasdaq. An executive officer would be eligible to receive an award under the 2004 Inducement Stock Plan only as an inducement to join us. Executive officers and members of the Board of Directors are not eligible for awards under the 2002 Nonqualified Stock Plan. Awards under the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan may include nonqualified stock options, grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. A total of 11,250,000 shares are issuable under the two plans, of which 853,842 shares are available for future issuance.

OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed as proxies for the meeting intend to vote the shares represented by that proxy in accordance with their best judgment on such matters.

PROPOSALS OF STOCKHOLDERS FOR 2021 ANNUAL MEETING
Proposals of stockholders intended to be presented at the 2021 Annual Meeting must, in order to be included in our proxy statement and the form of proxy for the 2021 Annual Meeting, be received at our principal executive offices by November 27, 2020.
Under our bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, our Board of Directors) at the 2021 Annual Meeting, must give written notice of that proposal (including certain information about any nominee or matter proposed and the proposing stockholder) to our Secretary not later than the close of business on the 90th day (February 12, 2021) nor earlier than the close of business on the 120th day (January 14, 2021) prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the 2021 Annual Meeting is advanced by more than 30 days before or delayed by more than 30 days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

EXPENSES OF SOLICITATION
We will bear the cost of solicitation of proxies. In addition to soliciting stockholders by mail, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Our directors, officers and regular employees may, without additional compensation, solicit stockholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation. We may engage a proxy solicitation firm in connection with the Annual Meeting, in which case, the fees and expenses associated with any such proxy solicitation firm will be paid by us.

AVAILABLE INFORMATION
Stockholders of record on March 20, 2020 will receive with this proxy statement a copy of our Annual Report containing detailed financial information concerning our company. Our Annual Report is also available online from the SEC’s EDGAR database at the following address: https://www.sec.gov/cgi-bin/srch-edgar?progress+software.
We will furnish our Annual Report, including the financial statements, free of charge upon written request. The exhibits to the Annual Report not included in the proxy materials are available electronically at www.sec.gov. Written requests should be directed to the following address: Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Stephen H. Faberman, Secretary.
Our Annual Report (including exhibits thereto) is also available on our website at www.progress.com.

PROGRESS SOFTWARE CORPORATION
2020 ANNUAL MEETING OF STOCKHOLDERS

Progress Software Corporation
14 Oak Park Drive
Bedford, MA 01730

ANNEX A: RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES
(Unaudited)

	Fiscal Year Ended				% Change
(In thousands, except per share data)	November 30, 2019		November 30, 2018(1)		Non-GAAP
Adjusted revenue:
GAAP revenue	$413,298		$378,981
Acquisition-related revenue(2)	18,663		466
Non-GAAP revenue	$431,961	100%	$379,447	100%	14%

Adjusted income from operations:
GAAP income from operations	$40,084	10%	$67,814	18%
Amortization of acquired intangibles	48,139		35,975
Stock-based compensation	23,311		20,569
Impairment of intangible and long-lived assets(3)	24,096		—
Restructuring expenses and other	6,307		2,251
Acquisition-related revenue(2) and expenses	20,321		724
Loss on assets held for sale	—		5,147
Fees related to shareholder activist	—		1,472
Non-GAAP income from operations	$162,258	38%	$133,952	35%	21%

Adjusted net income:
GAAP net income	$26,400	6%	$49,670	13%
Amortization of acquired intangibles	48,139		35,975
Stock-based compensation	23,311		20,569
Impairment of intangible and long-lived assets(3)	24,096		—
Restructuring expenses and other	6,307		2,251
Acquisition-related revenue(2) and expenses	20,321		724
Loss on assets held for sale	—		5,147
Fees related to shareholder activist	—		1,472
Provision for income taxes	(26,829)		(14,628)
Non-GAAP net income	$121,745	28%	$101,180	27%	20%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.58		$1.08
Amortization of acquired intangibles	1.07		0.78
Stock-based compensation	0.51		0.45
Impairment of intangible and long-lived assets(3)	0.53		—
Restructuring expenses and other	0.14		0.04
Acquisition-related revenue(2) and expenses	0.45		0.02
Loss on assets held for sale	—		0.11
Fees related to shareholder activist	—		0.03
Provision for income taxes	(0.59)		(0.32)
Non-GAAP diluted earnings per share	$2.69		$2.19		23%

Non-GAAP weighted avg shares outstanding - diluted	45,340		46,135		(2)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

(3)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

Adjusted Free Cash Flow

(In thousands)	FY 2019	FY 2018	% Change
Cash flows from operations	$128,484	$121,352	6%
Purchases of property and equipment	(3,998)	(7,250)	(45)%
Free cash flow	124,486	114,102	9%
Add back: restructuring payments	4,407	6,111	(28)%
Adjusted free cash flow	$128,893	$120,213	7%

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/13/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/13/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Paul T. Dacier
02 John R. Egan
03 Rainer Gawlick
04 Yogesh Gupta
05 Charles F. Kane
06 Samskriti Y. King
07 David A. Krall
08 Angela T. Tucci
09 Vivian Vitale

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of Progress Software Corporation's named executive officers.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000451515_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Form 10-K is/are available at www.proxyvote.com

PROGRESS SOFTWARE CORPORATION
2020 ANNUAL MEETING OF STOCKHOLDERS
May 14, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Yogesh Gupta and Stephen H. Faberman, or either of them acting singly, as proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the company to be held at the company's office at 14 Oak Park Drive, Bedford, Massachusetts 01730* on May 14, 2020, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 27, 2020, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000451515_2 R1.0.1.18